                                                                     Exhibit 2.1




                             CONTRIBUTION AGREEMENT

                                     Between

                             COPT ACQUISITIONS, INC.

                                       And

                   M.O.R. XXIX ASSOCIATES LIMITED PARTNERSHIP




                         Dated as of September 30, 1998



         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                                TABLE OF CONTENTS


1.       DEFINITIONS..............................................................................................2
         -----------

2.       CONTRIBUTION.............................................................................................7
         ------------

3.       CONTRIBUTION CONSIDERATION...............................................................................8
         --------------------------

4.       LP UNITS; INVESTOR MATERIALS.............................................................................9
         ----------------------------

5.       PARTNERSHIP LIABILITIES AND SALES OF REAL PROPERTY......................................................11
         --------------------------------------------------

6.       CLOSING.................................................................................................15
         -------

7.       CONTRIBUTOR'S DELIVERIES................................................................................15
         ------------------------

8.       INSPECTION PERIOD.......................................................................................15
         -----------------

9.       TITLE AND SURVEY MATTERS................................................................................17
         ------------------------

10.      REPRESENTATIONS AND WARRANTIES AS TO THE REAL PROPERTY..................................................18
         ------------------------------------------------------

11.      REPRESENTATIONS AS TO SECURITIES AND RELATED MATTERS....................................................24
         ----------------------------------------------------

12.      COVENANTS OF CONTRIBUTOR................................................................................28
         ------------------------

13.      ENVIRONMENTAL WARRANTIES AND AGREEMENTS.................................................................30
         ---------------------------------------

14.      ADDITIONAL CONDITIONS PRECEDENT TO CLOSING..............................................................35
         ------------------------------------------

15.      LEASES-CONDITIONS PRECEDENT AND WARRANTIES WITH RESPECT THERETO.........................................37
         ---------------------------------------------------------------

16.      CLOSING DELIVERIES......................................................................................39
         ------------------

17.      PRORATIONS AND ADJUSTMENTS..............................................................................43
         --------------------------

18.      CLOSING EXPENSES........................................................................................45
         ----------------

19.      DESTRUCTION, LOSS OR DIMINUTION OF REAL PROPERTY........................................................46
         ------------------------------------------------

20.      DEFAULT; INDEMNITY......................................................................................47
         ------------------

21.      SUCCESSORS AND ASSIGNS..................................................................................49
         ----------------------

22.      LITIGATION..............................................................................................50
         ----------

23.      NOTICES.................................................................................................50
         -------

24.      BENEFIT.................................................................................................51
         -------

25.      LIMITATION OF LIABILITY.................................................................................52
         -----------------------

26.      BROKERAGE...............................................................................................52
         ---------

27.      REASONABLE EFFORTS......................................................................................52
         ------------------

28.      INTENTIONALLY OMITTED...................................................................................52
         ---------------------

29.      INTENTIONALLY OMITTED...................................................................................52
         ---------------------

30.      MISCELLANEOUS...........................................................................................52
         -------------



LIST OF EXHIBITS                                                       LIST OF SCHEDULES
----------------                                                       -----------------


A        Legal Description of the Real Property                        4.1.2    LP Units Schedule
B        Personal Property                                             5.2      Real Property Contacts
C        Investor Materials                                            10.4     Service Contracts
D        Contributor's Deliveries                                      10.15    Real Estate Tax Matters
E        SEC Reporting Requirements                                    10.17    Lease Controversies
F        Audit Representation Letter                                   10.19    Assumed Indebtedness
G        Intentionally Omitted                                         11.1.2   Ownership Interests
H        Declarant Estoppel Certificates                               13.2.6   Tanks
                                                                       15.1.8   Broker's Commissions

         THIS CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of the 30th day of September, 1998 (the "Contract Date"), by and among M.O.R. XXIX ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership ("Contributor"), the other parties, if any, identified on the signature page hereto (collectively, together with Contributor, the "LP Unit Recipients") and COPT ACQUISITIONS, INC., a Delaware corporation ("Acquiror").

                                   Background
                                   ----------

         A. Contributor is the owner of certain Real Property (as defined below) which includes that certain building (the "Building"), containing 160,000 net rentable square feet, located in Rivers Corporate Park and commonly known as 7200 Riverwood Drive, Columbia, Maryland. The Building is leased by Contributor to the United States of America ("Government") pursuant to a Lease for Real Property dated January 1, 1998 (the "Government Lease") for office purposes. In this Agreement, the term "Real Property" shall mean: (i) a leasehold estate in that certain parcel of land described on Exhibit A attached hereto (the "Land"), together with all rights, easements and interests appurtenant thereto, including, but not limited to, any streets or other public ways adjacent to the Land and any water or mineral rights owned by, or leased to, Contributor; (ii) all improvements located on the Land, including, but not limited to, the Building, and all other structures, systems, and utilities associated with, and utilized by, Contributor in the ownership and operation of the Building (all such improvements being collectively referred to herein as the "Improvements"), but excluding improvements, if any, owned by NELPP or Government; (iii) all personal property of every nature and description owned by Contributor (excluding Inventory (as defined below)) and either (A) located on or in the Land or Improvements, or (B) used in connection with the operation and maintenance of the Real Property (collectively, the "Personal Property"), including, without limitation, all (if any) personal property listed on Exhibit B attached hereto; (iv) all building materials, supplies, hardware, carpeting and other inventory owned by Contributor and maintained in connection with Contributor's ownership and operation of the Land and/or Improvements (collectively, the "Inventory"); (v) all intangible property owned by Contributor used or useful in connection with the foregoing including, without limitation, all trademarks, tradenames, development rights, entitlements, contract rights, tenant improvement loans, guarantees, licenses, permits and warranties (collectively, the "Intangible Personal Property"); and (vi) Contributor's interest in the Government Lease.

         B. The leasehold estate described in clause (i) of the preceding paragraph was created by that certain Amended & Restated Ground Lease, dated as of May 2, 1985, by and between New England Life Pension Properties II: a Real Estate Limited Partnership ("NELPP"), as lessor, and Contributor, as lessee, as amended by that certain First Amendment to Ground Lease, dated December 24, 1986, and as further amended by that certain Second Amendment to Ground Lease, dated October 15, 1997 (collectively, the "Ground Lease").

         C. Contributor and Acquiror desire to enter into this Agreement relating to the contribution and conveyance of the Real Property in exchange for LP Units (as defined below).

                                    Agreement
                                    ---------

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties agree as follows:

         1.       DEFINITIONS.
                  -----------

                  All terms which are not otherwise defined in this Agreement shall have the meaning set forth in this Section 1.

                  1.1. "Accredited Investor" shall have the meaning set forth in Regulation D promulgated under the Securities Act of 1933, as amended.

                  1.2. "Acquiror" shall have the meaning set forth in the opening paragraph of this Agreement.

                  1.3. "Acquiror Indemnified Parties" shall have the meaning set forth in Section 13.3.

                  1.4. "Acquiror's Conditions Precedent" shall mean all conditions precedent to Acquiror's obligations to close as set forth in this Agreement.

                  1.5. "Acquiror's Reasonable Costs" shall mean all reasonable out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the Real Property, including, but not limited to, legal fees, title company charges, engineering fees, environmental consultant's fees, architects' and surveyors' fees and other similar charges.

                  1.6. "Additional Rent" shall have the meaning set forth in

Section 15.1.6.

                  1.7. "Adverse Tax Consequence" shall have the meaning set forth in Section 5.3.2.

                  1.8. "Affiliate(s)" shall have the meaning set forth in
Section 21.

                  1.9. "Amendment"shall have the meaning set forth in Section 4.1.1.

                  1.10. "Assigned Contracts" shall have the meaning set forth in
Section 16.1.4.

                  1.11. "Assumed Indebtedness" shall mean the outstanding principal balance of the indebtedness of Contributor as of the Closing Date with respect to the Real Property, as described on Schedule 10.19 attached hereto, which indebtedness shall be the only indebtedness assumed by Acquiror in connection with the transaction contemplated hereby. The Assumed Indebtedness is evidenced and secured by the Existing Loan Documents.

                  1.12. "Base Rent" shall have the meaning set forth in Section 15.1.6.

                  1.13. "Broker" shall have the meaning set forth in Section 26.

                  1.14. "Building" shall have the meaning set forth in the recitals to this Agreement.

                  1.15. "CERCLA" shall have the meaning set forth in Section 13.1.1.

                  1.16. "Closing" or "Closing Date" shall have the meaning set forth in Section 6 below.

                  1.17. "Closing Statement" shall have the meaning set forth in
Section 16.1.12.

                  1.18. "Code" shall have the meaning set forth in Section
5.3.1.

                  1.19. "Contract Date" shall have the meaning set forth in the opening paragraph to this Agreement.

                  1.20. "Contribution Consideration" shall have the meaning set forth in Section 3.

                  1.21. "Contributor" shall have the meaning set forth in the opening paragraph to this Agreement.

                  1.22. "Contributor's Condition Precedent" shall mean all conditions precedent to Contributor's obligations to close as set forth in this Agreement.

                  1.23. "Contributor's Deliveries" shall have the meaning set forth in Section 7.

                  1.24. "Conversion Shares" shall have the meaning set forth in
Section 4.1.4.

                  1.25. "Damage" shall have the meaning set forth in Section 19.

                  1.26. "Delinquent Rents" shall have the meaning set forth in
Section 17.9.

                  1.27. "Deposit" shall have the meaning set forth in Section 3.2.1.

                  1.28. "Designee" shall have the meaning set forth in Section 8.3.2.(c).

                  1.29. "Disapproved Exception" shall have the meaning set forth in Section 9.2.

                  1.30. "Eminent Domain" shall have the meaning set forth in
Section 19.

                  1.31. "Environmental Law(s)" shall have the meaning set forth in Section 13.1.1

                  1.32. "Environmental Permits" shall have the meaning set forth in Section 13.1.2.

                  1.33. "Exchange" shall have the meaning set forth in Section 5.4.

                  1.34. "Existing Loan Documents" shall mean the documents evidencing or securing the Assumed Indebtedness, as described on Schedule 10.19.

                  1.35. "Government" shall have the meaning set forth in the recitals to this Agreement.

                  1.36. "Governmental Authority/Authorities" shall mean any agency, commission, department or body of any municipal, township, county, local, state or federal governmental or quasi-governmental regulatory unit, entity or authority having jurisdiction or authority over all or any portion of the Real Property or the management, operation, use or improvement thereof.

                  1.37. "Government Lease" shall have the meaning set forth in the recitals to this Agreement.

                  1.38. "Ground Lease" shall have the meaning set forth in the recitals to this Agreement.

                  1.39. "Hazardous Conditions" shall have the meaning set forth in Section 13.1.3.

                  1.40. "Hazardous Material(s)" shall have the meaning set forth in Section 13.1.4.

                  1.41. "Improvements" shall have the meaning set forth in the recitals to this Agreement.

                  1.42. "Indemnified Parties" shall have the meaning set forth in Section 20.3.

                  1.43. "Informational Materials" shall have the meaning set forth in Section 11.1.8 below.

                  1.44. "Interest Holder(s)" shall mean any direct and indirect partners, shareholders and members of Contributor.

                  1.45. "Intangible Personal Property" shall have the meaning set forth in the recitals to this Agreement.

                  1.46. "Investor Materials" shall have the meaning set forth in
Section 4.1.3.

                  1.47. "Inventory" shall have the meaning set forth in the recitals to this Agreement.

                  1.48. "Land" shall have the meaning set forth in the recitals to this Agreement.

                  1.49. "Lender's Approvals" shall have the meaning set forth in
Section 14.1.7.

                  1.50. "Lock-Up Period," as to the LP Units issued at the Closing, shall mean the period equal to the longer of (a) one (1) year following the Closing, and (b) the date on which a registration statement filed in respect of such LP Units issued to the LP Unit Recipients pursuant to the Registration Rights Agreement is declared effective.

                  1.51. "Losses" shall have the meaning set forth in Section
13.3.

                  1.52. "LP Units" shall mean the common units in the UPREIT.

                  1.53. "LP Unit Amount" shall have the meaning set forth in
Section 3.2.3 below.

                  1.54. "LP Unit Recipients" shall have the meaning set forth in the opening paragraph to this Agreement.

                  1.55. "Maximum Amount" shall have the meaning set forth in
Section 5.1.2.

                  1.56. "NELPP" shall have the meaning set forth in the recitals to this Agreement.

                  1.57. "NELPP Agreement" shall have the meaning set forth in
Section 14.1.2.

                  1.58. "Net Asset Value" shall have the meaning set forth in
Section 3.1.

                  1.59. "Non-Recognition Code Provisions" shall have the meaning set forth in Section 5.1.1.

                  1.60. "Non-Taxable Disposition Period" shall mean the five (5) year period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, as such period may be sooner terminated in accordance with
Section 5.

                  1.61. "Partnership Agreement" shall mean the agreement of limited partnership of the UPREIT, as amended from time to time prior to and including the Contract Date.

                  1.62. "PCBs" shall have the meaning set forth in Section 13.1.4(a).

                  1.63. "Permitted Exceptions" shall have the meaning set forth in Section 9.2.

                  1.64. "Personal Property" shall have the meaning set forth in the recitals to this Agreement.

                  1.65. "RCRA" shall have the meaning set forth in Section
13.1.1.

                  1.66. "Real Property Contacts" shall mean the individuals or entitles designated on Schedule 5.2.

                  1.67. "Real Property" shall have the meaning set forth in the recitals to this Agreement.

                  1.68. "Records" shall mean all books, records, tax returns, correspondence, financial data, leases, and all other documents and matters, public or private, maintained by Contributor or its agents, relating to receipts and expenditures pertaining to all of the Real Property for the three most recent full calendar years and the current calendar year and all contracts, rental agreements and all other documents and matters, public or private, maintained by Contributor or its agents, relating to operations of the Real Property.

                  1.69. "Registration Rights Agreement" shall mean the Registration Rights Agreement dated March 16, 1998, the benefits of which shall be conferred upon the LP Unit Recipients at the Closing.

                  1.70. "Regulatory Violation Notice" shall have the meaning set forth in Section 4.1.3.

                  1.71. "REIT" means Corporate Office Properties Trust, a , publicly traded Maryland real estate investment trust.

                  1.72. "Release" shall have the meaning set forth in Section 13.1.5.

                  1.73. "Remedial Action" shall have the meaning set forth in
Section 10.1.6.

                  1.74. "Remedial Costs" shall have the meaning set forth in
Section 10.1.7.

                  1.75. "Schedules" shall have the meaning set forth in Section 10.

                  1.76. "SEC" shall mean the Securities and Exchange Commission.

                  1.77. "Securities Act" shall mean the Securities Act of 1933, as amended.

                  1.78. "Spokesperson" shall have the meaning set forth in
Section 5.3.2.

                  1.79. "Tank(s)" shall have the meaning set forth in Section 13.1.8.

                  1.80. "Taxes" shall have the meaning set forth in Section 11.1.4.2.

                  1.81. "Tax Bill" shall have the meaning set forth in Section 10.1.15.

                  1.82. "Tax Related Event" and "Tax Related Notice" shall have the meanings set forth in Section 5.3.1.

                  1.83. "Tax Return" shall have the meaning set forth in Section 11.1.2.3.

                  1.84. "Tenant Estoppel Certificate" shall have the meaning set forth in Section 15.2 of this Agreement.

                  1.85. "Title Company" shall mean Commonwealth Land Title Insurance Company.

                  1.86. "Title Report" shall have the meaning set forth in
Section 9.2.

                  1.87. "Unit Price" shall mean $10.50.

                  1.88. "UPREIT" means Corporate Office Properties, L.P.. a Delaware limited partnership.

         2.       CONTRIBUTION.
                  ------------

                  2.1. Assignment to the UPREIT. It shall be a Contributor's Condition Precedent that, immediately prior to the Closing, Acquiror assign its entire right, title and interest in, to and under this Agreement to the UPREIT, and that the sole general partner of the UPREIT shall be the REIT. Simultaneously with, and in all events subject to and conditional upon, the consummation of such assignment, the UPREIT shall assume all of Acquiror's obligations and responsibilities under this Agreement. Pending such assignment, Acquiror shall not constitute the agent of the UPREIT hereunder. Following the assignment, the UPREIT may, in its sole and absolute discretion, direct Contributor to transfer all or some of the Real Property to one or more Affiliates of the REIT or the UPREIT.

                  2.2. Contribution. At the Closing, Contributor agrees to contribute and convey to the UPREIT, and Acquiror agrees to cause the UPREIT to accept and take from Contributor, on the terms and conditions set forth in this Agreement, all of Contributor's right, title and interest in and to the Real Property.

         3. CONTRIBUTION CONSIDERATION. In consideration of the contribution of the Real Property, and subject to the terms of this Agreement, at the Closing, the UPREIT shall (a) acquire the Real Property under and subject to the Assumed Indebtedness, and (b) issue LP Units having an aggregate value equal to the Net Asset Value of the Real Property. Such consideration shall be referred to in this Agreement as the "Contribution Consideration."

                  3.1. Net Asset Value. The "Net Asset Value" of the Real Property equals Eleven Million Four Hundred Thirty-Six Thousand Four Hundred Twelve Dollars ($11,436,412) less the Assumed Indebtedness (as such amount is updated on the Closing Date from the amount shown Schedule 10.19). The Net Asset Value shall be further adjusted by the positive or negative adjustments and prorations described in Section 17 below, all of which shall be adjusted as of the Closing Date.

                  3.2. Payment of Contribution Consideration. The Contribution Consideration shall be allocated and paid as follows:

                           3.2.1. Acquiror has deposited with the Title Company
One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000.00) (the "Deposit"). The Deposit shall be held by the Title Company in accordance with the terms of Section 30.9 hereof. If the Closing occurs, the Deposit and any interest earned on the Deposit shall be refunded to Acquiror at the time of Closing; otherwise the Deposit and any interest earned on the Deposit shall be paid to the party entitled to the Deposit pursuant to the terms of this Agreement.

                           3.2.2. The UPREIT shall acquire the Real Property
subject to the Assumed Indebtedness at the time of the Closing. Contributor acknowledges and agrees that Contributor shall be solely responsible for any and all costs associated with the UPREIT's assumption of the Assumed Indebtedness (such as assumption fees, costs and expenses of the holder of the Existing Loan Documents, etc.).

                           3.2.3. UPREIT shall issue LP Units having an
aggregate value equal to the Net Asset Value of the Real Property. Such value shall be referred to as the "LP Unit

Amount." If the above-described calculation of Contribution Consideration would result in a fractional number of LP Units to be delivered to Contributor, the UPREIT shall round that fraction up or down, as the case may be, to the nearest whole number of LP Units.

         4.       LP UNITS; INVESTOR MATERIALS.
                  ----------------------------

                  4.1.     LP Units Generally.
                           ------------------

                           4.1.1. The LP Units shall be redeemable for shares of
common stock of the REIT or cash (or a combination thereof) in accordance with the procedures described in the Partnership Agreement. Contributor acknowledges that the LP Units are not certificated and that, therefore, the issuance of the LP Units shall be evidenced by the execution and delivery of an amendment to the Partnership Agreement, which amendment shall be executed and delivered by the REIT at the Closing (the "Amendment").

                           4.1.2. Contributor hereby directs the UPREIT to
deliver the LP Units at the Closing issued in the names of, and for distribution to, those LP Unit Recipients set forth on Schedule 4.1.2 attached hereto. Each LP Unit Recipient shall receive the number of LP Units set forth on said Schedule.

                           4.1.3. Contributor, as LP Unit Recipient, has caused
its beneficial owners to sign Exhibit C attached hereto, which provides, among other things, information concerning Contributor's and its beneficial owners status as Accredited Investors. Contributor shall provide or cause to be provided to Acquiror, or to any other party designated by Acquiror, such other information and documentation as may reasonably be requested by Acquiror in furtherance of the issuance of the LP Units as contemplated hereby (together with the information provided on Exhibit C, the "Investor Materials"). Notwithstanding anything contained in this Agreement to the contrary, in the event that, in the reasonable opinion of Acquiror, based on advice of its securities counsel, (x) any such person or entity providing Investor Materials is not considered an Accredited Investor, (y) the proposed issuance of LP Units hereunder might not qualify for the exemption from the registration requirements of Section 5 of the Securities Act, or (z) the proposed issuance of LP Units hereunder would violate any applicable federal or state securities laws, rules or regulations, or any tax related or other legal rules, agreements or constraints applicable to Acquiror, the REIT or the UPREIT, Acquiror shall so advise Contributor, in writing (the "Regulatory Violation Notice") within five
(5) business days after such determination is made. In the event a Regulatory Violation Notice is delivered for the reason set forth in clause (x) above, the interest of each and every person or other entity with respect to which Acquiror delivers a Regulatory Violation Notice shall be redeemed by Contributor (or Contributor shall otherwise cause such person or other entity to no longer have a direct or indirect interest in Contributor), at no cost to any or all of Acquiror, the REIT and the UPREIT, at least two business days prior to the Closing Date. In the event of any such redemption, Schedule 4.1.2 shall be revised to reflect the updated list of LP Unit Recipients and the revised ownership percentages in the Real Property resulting from such redemption. In the event a Regulatory

Violation Notice is delivered for another reason, this Agreement shall terminate and no party shall have any further liability hereunder except (i) as otherwise expressly set forth in this Agreement and (ii) to the extent a breach of this Agreement gives rise to, or becomes the basis for, the Regulatory Violation Notice.

                           4.1.4. Contributor hereby covenants and agrees that
it shall deliver or shall cause each of its partners, shareholders, members and any other LP Unit Recipients to deliver to Acquiror, or to any other party designated by Acquiror, any documentation that may be required under the Partnership Agreement or any charter document of the REIT, and such other information and documentation as may reasonably be requested by Acquiror, at such time as any LP Units are redeemed for shares of common stock of the REIT ("Conversion Shares"). The preceding covenant shall survive the Closing.

                  4.2. Certain Informational Materials. Contributor and the other LP Unit Recipients hereby acknowledge and agree that the ownership of LP Units by them and their respective rights and obligations as limited partners of the UPREIT (including, without limitation, their right to transfer, encumber, pledge and exchange LP Units) shall be subject to all of the express limitations, terms, provisions and restrictions set forth in this Agreement and in the Partnership Agreement. In that regard, Contributor and each of the other LP Unit Recipients hereby covenants and agrees that, at the Closing, it shall execute any and all documentation reasonably required by the UPREIT and the REIT to formally memorialize the foregoing. Contributor and each of the other LP Unit Recipients acknowledges that it has received and reviewed, prior to the Contract Date, (i) the Partnership Agreement, (ii) the charter documents and bylaws of the REIT, (iii) the REIT's Form 10-K for the year ended December 31, 1997, (iv) all Form 10-Qs and Form 8-Ks that have been filed by the REIT since December 31, 1997, and (v) copies of all material press releases, proxy statements and reports to shareholders issued since December 31, 1997, and has otherwise had an opportunity to conduct a due diligence review of the affairs of the UPREIT and the REIT and has been afforded the opportunity to ask questions of, and receive additional information from, the REIT regarding the REIT and the UPREIT.

                  4.3. Lock-Up Period. Each of the LP Unit Recipients agrees that for the Lock-Up Period, it shall not, in any way or to any extent, redeem (pursuant to the Partnership Agreement or otherwise), sell, transfer, assign, pledge or encumber, or otherwise convey any or all of the LP Units delivered to it in connection with this transaction and, if applicable, any Conversion Shares.

                  4.4. Transfer Requirements. After the Lock-Up Period, each LP Unit Recipient may only sell, transfer, assign, pledge or encumber, or otherwise convey any or all of the LP Units delivered to it and, if applicable, any Conversion Shares, in strict compliance with this Agreement, the Partnership Agreement, the charter documents of the REIT, the registration and other provisions of the Securities Act (and the rules promulgated thereunder), any state securities laws, the rules of the New York Stock Exchange and the Registration Rights

Agreement, in each case as may be applicable. A legend may be placed on the face of the certificates evidencing the Conversion Shares to notify the holder of the restrictions on transfer under applicable federal or state securities laws. The provisions of this Section 4.4 shall survive the Closing.

                  4.5. From and after the expiration of the Lock-Up Period, the aggregate amount of common stock of the REIT that the LP Unit Recipient may sell during any 10-trading day period shall not exceed 30 percent (30%) of the average of the daily trading volume of such stock (as reported in The Wall Street Journal) for the 30 trading days immediately preceding the date on which the first sale of such stock during any such 10-day period occurs.

                  4.6.     Intentionally Omitted.
                           ---------------------

         5.       PARTNERSHIP LIABILITIES AND SALES OF REAL PROPERTY.
                  --------------------------------------------------

                  5.1. Disposition Obligations. Subject to this Section 5.1 and the provisions of Section 5.2 hereof, during the Non-Taxable Disposition Period, the UPREIT shall use its good faith, reasonable and diligent efforts:

                           5.1.1. To cause any sale or other voluntary
disposition (other than through a deed in lieu of foreclosure, a foreclosure action, or an act of eminent domain) of the Real Property (and all assets received in exchange for the Real Property in which the REIT or the UPREIT has an adjusted tax basis substituted from that of the Real Property) to qualify completely for non-recognition of gain under the Code for all LP Unit Recipients (for example, by means of exchanges contemplated under Code Sections 351, 354, 355, 368, 721, 1031 (but only if there is no "boot") or 1033), in the manner as the Code provides from time to time (the "Non-Recognition Code Provisions"); provided, however, that the foregoing shall not require the REIT and UPREIT, in their sole and absolute discretion, to sell, or otherwise dispose of, or prevent the REIT and UPREIT, in their sole and absolute discretion, from selling or otherwise disposing of, the Real Property in a transaction that would result in a loss for federal income tax purposes;

                           5.1.2. To maintain, on a continuous basis, an amount
of indebtedness for which Contributor (including, for this purpose, the Interest Holders in Contributor or transferees of Contributor, collectively) bears or is deemed to bear the "economic risk of loss" within the meaning of Treasury Regulation Section 1.752-2(a) (including through the use of guarantee arrangements or arrangements providing for the imposition of a deficit restoration obligation on Contributor pursuant to an amendment to the Partnership Agreement) or which is allocated to Contributor pursuant to Treasury Regulation Section 1.752-3(a) equal to 7,000,000 (the "Maximum Amount");

                           5.1.3. To avoid a distribution of property that would
cause Contributor to recognize income or gain in excess of $50,000 pursuant to the provisions of either or both of Code Sections 704(c)(1)(B) and 737;

                           5.1.4. To avoid a termination of the UPREIT pursuant
to the provisions of Code Section 708(b)(1)(B); and

                           5.1.5. As long as Contributor remains as a partner of
the UPREIT, the REIT and/or UPREIT agree to utilize the "traditional method," without curative allocations (as contemplated for in the Partnership Agreement), of allocating gain and depreciation under Code Section 704(c) for the Real Property.

                  In all events, the Non-Taxable Disposition Period shall terminate, and the provisions of this Section 5 only shall automatically be rendered null and void and shall be of no further force or effect, as of the occurrence of an amendment or other material revision to Code Section 1031 or the Treasury Regulations promulgated thereunder, which amendment or revision materially and, with respect to the REIT and the UPREIT, adversely alters the tax-treatment of "like-kind" exchanges of real estate pursuant to such provisions.

                  The provisions of this Section 5.1 shall survive the Closing.

                  5.2. Limitation on Disposition Obligations. Notwithstanding the provisions of Section 5.1, the obligation of the UPREIT to undertake those activities set forth in Sections 5.1.1-5.1.4 hereof shall, in all events, be subject to, and otherwise interpreted consistent with, the REIT's fiduciary and statutory obligations to all partners (both present and future) in the UPREIT, and to its stockholders, both present and future. Further, for purposes of this
Section 5 and except as otherwise provided in Section 5.3, the LP Unit Recipients agree that neither the REIT nor the UPREIT shall be required to obtain any approval, consent or waiver from, or take direction from, or otherwise communicate with, any person or representative or entity concerning the Real Property, other than those certain persons (the "Real Property Contacts") designated on Schedule 5.2 attached hereto (and at the addresses set forth therein). Notification of the Real Property Contacts for the Real Property shall constitute sufficient and effective notification to all Interest Holders associated with the Real Property, and written communications from the Real Property Contacts for the Real Property shall bind all Interest Holders associated with, related to, or having an interest in, the Real Property. The provisions of this Section 5.2 shall survive the Closing.

                  5.3.     Notice of Certain Transactions.
                           ------------------------------

                           5.3.1. In the event, on or before the expiration of
the Non-Taxable Disposition Period, the UPREIT expects any of the following (each, a "Tax-Related Event") to occur: (A) a post-Closing sale of the Real Property; (B) a reduction in the amount of indebtedness to an amount that is less than the Maximum Amount; or (C) an attempt by the

UPREIT to effect a transfer of the Real Property as permitted by Section 5.1.1 above, but the terms of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") or the regulations promulgated thereunder have changed such that the mechanics for implementing a tax-deferred exchange of real estate are materially and adversely altered (whether with respect to the timing required to identify and close upon an exchange property or otherwise) from those mechanics in place as of the Contract Date, and, in any case, provided that the obligations of the REIT and the UPREIT under Section 5 shall not have otherwise terminated by the terms of such Section, then the UPREIT shall give written notice of such Tax-Related Event (a "Tax-Related Notice") to the Real Property Contacts as soon as practicable after the occurrence of such event becomes reasonably likely, or, if later, on the date on which the UPREIT is, in the reasonable judgment of its securities counsel, legally permitted, under applicable federal and state securities laws and regulations, and the rules and regulations of the New York Stock Exchange, to disseminate such Tax-Related Notice to the Real Property Contacts.

                           5.3.2. Upon their receipt of a Tax-Related Notice,
the Real Property Contacts shall designate a single spokesperson from among them to represent the Interest Holders in connection with the Tax-Related Event that triggered the delivery of such Tax-Related Notice (the "Spokesperson"). Each LP Unit Recipient hereby irrevocably appoints any Spokesperson so designated as their attorney-in-fact, with full power to grant in the name of and on behalf of such LP Unit Recipient, any and all consents, waivers, approvals, and to execute any and all documents required or appropriate to be executed, whether with respect to this Agreement, the Partnership Agreement or otherwise; provided, however, that such attorney-in-fact may only act within the scope necessitated by the Tax-Related Event giving rise to the appointment of such Spokesperson. The UPREIT and the REIT shall be entitled to rely on the first written notice either of them receives that designates a Spokesperson with respect to a given Tax-Related Event, and shall be under no obligation to deal with any person other than the Spokesperson so designated in connection with the subject Tax-Related Event as it relates to any LP Unit Recipient. The UPREIT and the REIT shall have no obligation to deal with any person or entity whatsoever in connection with a Tax-Related Event unless and until a Spokesperson is properly designated. The UPREIT and the REIT, and their respective independent accountants, attorneys and other representatives and advisors, shall cooperate with the Spokesperson in order to consider strategies proposed by or through the Spokesperson (it being understood that neither the REIT nor the UPREIT shall have any obligation whatsoever to propose any such strategies), on behalf of any affected LP Unit Recipient, which strategies are designed or intended to defer or mitigate any recognition of gain under the Code by any LP Unit Recipient or any shareholder or partner in any LP Unit Recipient (any such gain recognition being referred to herein as an "Adverse Tax Consequence") that may result from a Tax-Related Event, whether such strategies involve any or all of the LP Unit Recipients (including Contributor) on a basis independent of the REIT and UPREIT, or in conjunction with the REIT or the UPREIT. Each party shall pay its own fees and expenses incurred in connection with the procedure delineated in this Section 5.3.2. Under this Section 5.3.2, the UPREIT and the REIT are only obligated to cooperate with the Spokesperson on behalf of any LP Unit Recipient (or any partner, shareholder or member of any LP Unit Recipient) who may be facing an Adverse Tax Consequence, in connection with such LP Unit Recipient's determination of the efficacy of tax-deferral or tax-mitigation alternatives proposed by or through the Spokesperson that may involve the REIT or the UPREIT. In no event shall either the REIT or the UPREIT be required to incur any expense (other than the cost of professional fees and expenses and administrative expenses incurred in complying with this Section 5.3) in connection with its cooperation under this Section 5.3, nor shall any transaction duly approved by the Board of Directors of the REIT that results in a Tax-Related Event be required to be suspended, postponed, impeded or otherwise adversely affected by virtue of any potential Adverse Tax Consequence. The provisions of this Section 5.3 shall survive the Closing.

                  5.4. 721 Exchange. The parties acknowledge that Contributor intends to treat the contribution and conveyance of the Real Property in exchange for LP Units (the "Exchange") as a tax-free partnership contribution pursuant to Section 721 of the Code. Acquiror, the UPREIT and the REIT shall cooperate in all reasonable respects with Contributor to effectuate such Exchange; provided, however, that:

                           5.4.1. The Closing shall not be extended or delayed
by reason of such Exchange, unless Acquiror has breached its obligations to Contributor under this Agreement;

                           5.4.2. None of Acquiror, the UPREIT or the REIT shall
be required to incur any additional extraordinary (as opposed to a normal, customary and recurring) cost or expense as a result of such Exchange, other than the cost of Acquiror's counsel in connection with the preparation of this Agreement and the other documents contemplated by this Agreement. Notwithstanding anything to the contrary in the foregoing sentence, the UPREIT and the REIT shall be responsible for costs associated with any IRS audit made directly of either or both of the UPREIT and the REIT relating to their respective operations (as opposed to an audit that is ancillary to an audit made of any or all of the entities comprising Contributor). Contributor hereby covenants and agrees that it shall, promptly on demand, reimburse Acquiror, the UPREIT or the REIT for any additional extraordinary cost or expense (as opposed to a normal, customary and recurring cost or expense, such as the analysis or computation related to the manner in which depreciation and built-in gain are allocated amongst the LP Unit Recipients), including, but not limited to, reasonable attorneys' fees (e.g. those in excess of the cost of Acquiror's counsel in connection with the preparation of this Agreement and the other documents contemplated by this Agreement), actually incurred by any or all of Acquiror, the UPREIT and the REIT (i) as a result of the characterization of the contribution of the Real Property pursuant to this Agreement as a tax-free partnership contribution pursuant to Section 721 of the Code, or (ii) which is directly attributable to the Exchange;

                           5.4.3. Subject to the UPREIT's and the REIT's
performance and fulfillment in all material respects of the express covenants and conditions contained in this Agreement, none of Acquiror, the UPREIT or the REIT warrant, nor shall any of them be responsible for, the federal, state or local tax consequences to Contributor, any or all of the Interest Holders and any or all of the LP Unit Recipients resulting from either (i) the transactions contemplated by this Agreement or (ii) the allocation, if any, of losses and liabilities of the UPREIT to Contributor or any of the Interest Holders in Contributor under the Partnership Agreement, the Code or Treasury Regulations promulgated under the Code; and

                           5.4.4. Except as otherwise expressly set forth in
this Agreement and in the documents executed and delivered by Acquiror at the Closing, none of Acquiror, the UPREIT nor the REIT shall incur any liability under any document or agreement required to be executed or delivered in connection with such Exchange.

                  The provisions of this Section 5.4 shall survive the Closing.

         6. CLOSING. Except as otherwise provided in this Agreement, the closing of the transaction contemplated by this Agreement (the "Closing") shall take place on the date (the "Closing Date") specified by Acquiror upon not less than three (3) days prior notice to Contributor, provided that the Closing Date shall occur no later than fifteen (15) days after the Contract Date. The Closing shall take place at the offices of Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103, at such other place as may be mutually agreed upon by the parties, or in escrow at the offices of the Title Company if mutually agreed upon by the parties.

         7. CONTRIBUTOR'S DELIVERIES. To the extent in Contributor's possession or control, Contributor shall continue to make available to Acquiror, from and after the Contract Date, at reasonable times and upon reasonable notice, all documents, contracts, information, Records and exhibits pertinent to the transaction that is the subject of this Agreement, including, but not limited to, the documents listed as "Contributor's Deliveries" on Exhibit D attached hereto.

         8.       INSPECTION PERIOD.
                  -----------------

                  8.1. Basic Real Property Inspection. From and after
Contract Date, at reasonable times and upon reasonable notice, Acquiror, its agents and representatives shall be entitled to conduct inspections of the Real Property, which will include the rights to: (1) enter upon the Land and Improvements to perform inspections and tests of any and all of the Real Property, including, but not limited to, inspection, evaluation and testing of the heating, ventilation and air-conditioning systems and all components thereof, all structural and mechanical systems within the Improvements, including, but not limited to, sprinkler systems, power lines and panels, air lines and compressors, automatic doors, tanks, pumps, plumbing and all equipment, vehicles, and Personal Property; (ii) examine and copy any and all Records; (iii) make investigations with regard to zoning, environmental (including, but not limited to, an environmental assessment as specified in Section 8.2, which includes, but is not limited to, an analysis of the presence of any asbestos, chlordane, formaldehyde or other Hazardous Material in, under or upon the Real Property, or any underground storage tanks on, or under, the Land), building, code, regulatory and other legal or governmental requirements; (iv) make or obtain market studies and real estate tax analyses; and (v) interview Government with respect to its current and prospective occupancies. Without limitation of the foregoing, Acquiror or its designated independent or other accountants may audit the Financial Statements(as defined in Exhibit D attached hereto), and Contributor shall supply such documentation as Acquiror or its accountants may reasonably request in order to complete such audit.

                  8.2. Environmental Assessment. From and after Contract Date, at reasonable times and upon reasonable notice,, Acquiror or Acquiror's agent(s) shall have the right to employ one or more environmental consultants or other professional(s) to perform or complete such environmental inspections and assessments of the Real Property as Acquiror deems necessary or desirable; provided, however, that Acquiror shall not perform a "Phase II" environmental assessment or undertake any other invasive physical tests at the Property without first obtaining Contributor's approval to do so, which approval shall not be unreasonably withheld or delayed. Acquiror and its consultants shall also have the right to undertake or complete a technical review of all documentation, reports, plans, studies and information in possession or control of Contributor, or its past or present environmental consultants, concerning or in any way related to the environmental condition of the Real Property. In order to facilitate the assessments and technical review, Contributor shall extend its full cooperation (but without third party expense to Contributor) to Acquiror and its environmental consultants, including, without limitation, providing access to all files and fully and completely answering all questions (to the best of its knowledge).

                  8.3. Acquiror's Undertaking. Acquiror hereby covenants and agrees that it shall cause all studies, investigations and inspections performed at the Real Property pursuant to this Section 8 to be performed in a manner that does not materially or unreasonably disturb or disrupt the tenancies at or business operations of the Real Property. In the event that, as a result of Acquiror's exercise of its rights under Sections 8.1 and 8.2, physical damage occurs to the Real Property, then Acquiror shall promptly repair such damage, at Acquiror's sole cost and expense, so as to return the Real Property to substantially the same condition as exists on the Contract Date. Acquiror hereby indemnifies, protects, defends and holds Contributor harmless from and against any and all losses, damages, claims, causes of action, judgments, damages, costs and expenses that Contributor actually suffers or incurs as a direct result of any physical damage caused to, in, or at the Real Property during the course of, or as a result of, any or all of the studies, investigations and inspections that Acquiror elects to perform (or causes to be performed) pursuant to this
Section 8.

                  8.4. Confidentiality. Each party agrees to maintain in confidence, and not to disclose to Government or Government's employees, the information contained in this Agreement or pertaining to the transaction contemplated hereby and the information and data furnished or made available by Contributor to Acquiror, its agents and representatives in connection with Acquiror's investigation of the Real Property and the transactions contemplated by this Agreement; provided, however, that each party, its agents and representatives may disclose such information and data (i) to such party's accountants, attorneys, existing or prospective lenders, investment bankers, accountants, underwriters, ratings agencies, partners, consultants and other advisors in connection with the transactions contemplated by this Agreement to the extent that such representatives reasonably need to know (in the disclosing party's reasonable discretion) such information and data in order to assist, and perform services on behalf of, the disclosing party; (ii) to the extent required by or appropriate under any applicable statute, law, regulation or Governmental Authority (including, but not limited to, Form 8-K and other reports and filings required by the SEC and other regulatory entities, as described in Exhibit E attached hereto) or by the New York Stock Exchange in connection with the listing of the Conversion Shares; (iii) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement or otherwise relating to the Real Property or any of them;
(iv) to the extent such disclosure is required or appropriate in connection with any securities offering or other capital markets or financing transaction undertaken by the REIT; (v) to the extent such information and data become generally available to the public other than as a result of disclosure by such party or its agents or representatives; (vi) to the extent such information and data become available to such party or its agents or representatives from a third party who, insofar as is known to such party, is not subject to a confidentiality obligation to the other party hereunder; and (vii) to the extent necessary in order to comply with each party's respective covenants, agreements and obligations under this Agreement. In the event the transactions contemplated by this Agreement shall not be consummated, such confidentiality shall be maintained indefinitely. Furthermore, Contributor and Acquiror acknowledge that, notwithstanding any contrary term of this Section 8.4, Acquiror shall have the right to conduct interviews of Government, and the disclosure of the existence of this Agreement to Government shall not constitute a breach of the above restriction. Acquiror shall also have the right to issue a press release upon the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         9.       TITLE AND SURVEY MATTERS
                  ------------------------

                  9.1. Title. At the Closing, Contributor shall have a good and marketable title to the leasehold estate in the Real Property, insurable as such (at regular rates), free and clear of all liens, claims and encumbrances except for the Permitted Exceptions. Without limiting the requirements of the preceding sentence, Acquiror acknowledges that the Ground Lease is not evidenced of record by a memorandum of lease or other similar instrument. From and after the date of this Agreement, Contributor shall not take any action, or fail to take any action, that would cause such estate to be subject to any exceptions or objections, other than the Permitted Exceptions.

                  9.2. Title Report/Survey. On or before the Contract Date, Acquiror has furnished Contributor with a preliminary title report issued by the Title Company covering the Real Property (the "Title Report") and a written notice specifying those title exceptions which are not acceptable to Acquiror, which objection may include matters shown on any updated or re-certified survey which Acquiror may obtain (the "Disapproved Exceptions"). Acquiror's failure to designate as one of the Disapproved Exceptions a title exception shown on the Title

Report shall constitute Acquiror's approval of such title exception (all such title exceptions shall be the "Permitted Exceptions"). Contributor shall use commercially reasonable efforts to cause the removal of all Disapproved Exceptions on or before the Closing Date, except that (i) Contributor shall have no obligation to cause the removal of any Disapproved Exception created by NELPP, and (ii) liens of an ascertainable amount and other items which can be removed by the payment of money shall be paid and discharged by Contributor at or before the Closing. Acquiror shall have the rights set forth in Section 9.4 if any Disapproved Exceptions cannot be removed by Contributor at or prior to the Closing.

                  9.3. Title A Condition Precedent. It shall be an Acquiror's Condition Precedent that the marked-up Title Report delivered on the Closing Date shall be in the form described in this Section 9 and have all standard and general printed exceptions deleted so as to afford full "extended form coverage," and shall further include (provided such endorsements are commercially available in the State in which the Real Property is located) an owner's comprehensive endorsement, an endorsement certifying that the bills for the real estate taxes pertaining to the Land and Improvements do not include taxes pertaining to any other real estate, an access endorsement, a contiguity endorsement, if applicable, a subdivision or plat act endorsement, a survey endorsement, a Fairway endorsement, a creditors' rights endorsement and any other customary commercially available endorsements.

                  9.4. Failure Regarding Disapproved Exceptions. If Contributor is unable to correct or remove, or has no obligation to correct and remove, any Disapproved Exception in accordance with the requirements of this Section 9, Acquiror shall have the option of either (i) completing the Closing subject to such Disapproved Exceptions without any abatement of the Contribution Consideration (except that, Acquiror shall have the right to pay out of the Contribution Consideration liens of an ascertainable amount and any other items which can be removed by the payment of money (excluding any of the foregoing voluntarily created by NELPP), or (ii) being immediately paid the Deposit and, except in the case where the Disapproved Exception was created by NELPP, being reimbursed for the Acquiror's Reasonable Costs, in which case the parties shall be released from all liability or obligation to the other and this Agreement shall then and thereafter be null and void.

         10. REPRESENTATIONS AND WARRANTIES AS TO THE REAL PROPERTY. Except (A) as otherwise set forth in the written schedules attached to this Agreement (the "Schedules") which set forth the exceptions to the representations and warranties contained in this Section 10 and certain other information called for by this Agreement (unless otherwise specified, (i) each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Schedules and (ii) no disclosure made in any particular numbered schedule of the Schedules shall be deemed made in any other numbered schedule of the Schedules unless expressly made therein (by cross-reference or otherwise)), and (B) as expressly set forth in any document delivered to Acquiror by Contributor or NELPP prior to the Closing, Contributor represents and warrants to Acquiror that the following matters are true and correct as of the Contract Date, in all material respects, and shall be true and correct as of the Closing Date, in all material respects, and further covenants as follows:

                  10.1. Title. Contributor is the owner of the leasehold estate created by the Ground Lease, and, other than with respect to the Permitted Exceptions, has good and marketable title to such leasehold estate, insurable as such (at regular rates), free and clear of all mortgages and security interests (other than the Assumed Indebtedness), leases, agreements and tenancies (other than the Government Lease), licenses, claims, options, options to purchase, liens, covenants, conditions, restrictions, rights-of-way, easements, judgments and other matters affecting title to the Real Property, but the Ground Lease is not evidenced of record by a memorandum of lease or other similar instrument. The Ground Lease is in full force and effect strictly according to the terms set forth therein, and has not been modified, amended, or altered, in writing or otherwise. All obligations of Contributor under the Ground Lease that have accrued to the date hereof have been performed or waived. Contributor is not, and, to the best knowledge of Contributor, NELPP is not, in default under the Ground Lease, and there has not occurred any event which, with the giving of notice and/or the passage of time, or both, would constitute a default by Contributor or, to the best knowledge of Contributor, by NELPP, thereunder.

                  10.2. Contributor's Deliveries. To the best knowledge of Contributor, all of Contributor's Deliveries listed on Exhibit D attached hereto and all other items delivered by Contributor pursuant to this Agreement are true, accurate, correct and complete in all material respects, and fairly present the information set forth in a manner that is not misleading. The copies of all documents and other agreements delivered or furnished and made available by Contributor to Acquiror pursuant to this Agreement constitute all of and the only leases and other agreements relating to or affecting the ownership and operation of the Real Property, there being no "side" or other agreements, written or oral, in force or effect, to which Contributor is a party or to which the Real Property is subject.

                  10.3. Defaults. To the best knowledge of Contributor, Contributor is not in default under any of the documents, recorded or unrecorded, referred to in the Title Report, nor has Contributor received any written notice alleging the existence of any such default. To the best knowledge of Contributor, Contributor is not in default under any of the Major Repair Contracts, Contracts or Governmental Approvals (as such terms are defined in Exhibit D attached hereto), nor has Contributor received any written notice alleging the existence of any such default. It shall be an Acquiror's Condition Precedent that Contributor shall have obtained and delivered to Acquiror, on or prior to the Closing Date, declarant estoppel certificates, dated no earlier than 30 days prior to the Closing Date, from each of entities identified on Exhibit H. Such estoppel certificates shall be certified to Acquiror and any other party reasonably designated by Acquiror. If Contributor (despite its commercially reasonable efforts) is unable to obtain such estoppel Certificates, Acquiror's sole remedy shall be to either (i) terminate this Agreement because of non-satisfaction of an Acquiror's Condition Precedent; or (ii) proceed to close and accept Contributor's own estoppel certificates with respect to the matters covered thereby, so executed by Contributor and tailored in a manner mutually and reasonably acceptable to Acquiror and Contributor, to reflect its issuance by Contributor. Such estoppel certificate shall be substantially in the form attached hereto as Exhibit H.

                  10.4. Contracts. There are no contracts of any kind relating to the management, leasing, operation, maintenance or repair of the Real Property, except those Contracts listed on Schedule 10.4 attached hereto. To the best knowledge of Contributor, Contributor has performed all obligations required to be performed by it, and is not in default, under any of such Contracts. All the Contracts may, by the express terms thereof, (i) be assigned to Acquiror, by notice to such effect, to the appropriate contract party without penalty or other payment by Contributor or Acquiror, and (ii) be terminated without penalty or other payment by Contributor (or its assignee or successor) upon no more than 30 days' prior notice.

                  10.5. Physical Condition. To the best knowledge of Contributor, there is no existing patent or latent structural or other material physical defect in the condition of the Real Property, or any component or portion thereof, that would or could impair or impose costs upon the use, occupancy or operation of the Real Property, and that has not been fully corrected. To the best knowledge of Contributor, there is no material defect in the Improvements, the structural elements thereof, the mechanical systems (including, without limitation, all HVAC Systems, plumbing, electrical, elevator, security, utility and sprinkler systems) therein, or the roof of the Building, nor has Contributor received any written notice from Government or any other party alleging the existence of any such material defect.

                  10.6. Utilities. To the best knowledge of Contributor, all water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by law or necessary for the operation of the Real Property as they are now being operated, and as required for operation of the Building, are installed and connected pursuant to valid permits, are adequate to service the Real Property, and are in good operating condition. To the best knowledge of Contributor, no fact or condition exists that would or could result in the termination or impairment of the furnishing of service to the Real Property of water, sewer, gas, electric, telephone, drainage or other such utility services. Contributor has paid all amounts owing for utility services as of the most recent billing period. To the best knowledge of Contributor, the utility equipment servicing the Real Property is in material compliance with all applicable governmental laws, rules and regulations.

                  10.7. Improvements. To the best knowledge of Contributor, the Improvements were completed and installed in substantial accordance with the Plans (as defined in Exhibit D attached hereto), which were approved by all Governmental Authorities having jurisdiction thereover, and do not violate any governmental laws, ordinances, rules or regulations.

                  10.8. Employees. Contributor does not employ any persons at the Real Property. With respect to the Real Property, neither Contributor nor any affiliate of Contributor are a party to, nor is the Real Property subject to, any collective bargaining or other agreement or understanding with any labor union, and neither Contributor nor any affiliate of Contributor are privy to or involved in any labor or union controversy or other similar interaction of any kind.

                  10.9. Compliance with Laws and Codes. To the best knowledge of Contributor, the Real Property, and the use and operation of any or all of them are (or the use and operation of any component, portion or area of the Real Property is) in material compliance with all applicable municipal and other governmental laws, ordinances, regulations, codes, licenses, permits and authorizations, and there are presently and validly in effect all licenses, permits and other authorizations necessary (including, without limitation, certificates of occupancy) for the use, occupancy and operation of the Real Property as they are presently being operated, whether required of Contributor or Government. Without limiting the foregoing, to the best knowledge of Contributor, the Real Property complies in all material respects with all applicable requirements of the Americans With Disabilities Act of 1990 (42 U.S.C.A. ss.12101 et seq.). Contributor has no knowledge that any heating or other burning equipment located at or used in connection with the Real Property violates any law or regulation of any Governmental Authorities having jurisdiction over the Real Property. The Real Property is zoned by the municipality in which it is located so as to permit the uses and structures thereon, in a manner that accommodates and is compatible in all material respects with the Building and Improvements as they presently exist. The Real Property is not a non-conforming use or non-conforming structure under applicable present zoning laws. To the best knowledge of Contributor, no zoning, subdivision, environmental, Hazardous Material, building code, health, fire, safety or other law, order or regulation is violated by the continued maintenance, operation or use of any Improvements or parking areas in or at the Real Property, and no notice of any such violation has been issued to Contributor by any Governmental Authority having jurisdiction over the Real Property. All driveway entrances and exits to Real Property are permanent, and no special access or other permits are required to maintain same. All existing streets and other improvements, including water lines, sewer lines, sidewalks, curbing and streets at Real Property have been, or will be, paid for prior to the Closing (to the extent due and owing as of the date thereof) and either enter the Real Property through adjoining public streets, or, if they enter through private lands, do so in accordance with valid, irrevocable easements running with the ownership of the Real Property.

                  10.10. Litigation. There are no pending or, to the best knowledge of Contributor, threatened judicial, municipal or administrative proceedings affecting Contributor or the Real Property, or in which Contributor is or will be a party by reason of Contributor's ownership or operation of the Real Property or any portion thereof, including, without limitation, proceedings for or involving collections, condemnation, eminent domain, alleged building code or environmental or zoning violations, or personal injuries or property damage alleged to have occurred on the Real Property or by reason of the condition, use of, or operations on, the Real Property. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending against Contributor, or to the best knowledge of Contributor, threatened against Contributor or pending against any Interest Holder, nor are any of such proceedings contemplated by Contributor.

                  10.11. Insurance. Contributor now has in force customary and commercially reasonable amounts of property, liability and business interruption insurance relating to the Real Property from established and reputable insurers. Contributor has not received any notice from any insurance carrier, nor is Contributor aware of, any defects or inadequacies in the Real Property that, if not corrected, would result in termination of insurance coverage or increase in the normal and customary cost thereof.

                  10.12. Financial Information. All audited Financial Statements delivered by Contributor have been compiled in accordance with generally accepted accounting principles and accurately set forth the results of the operation of the Real Property for the periods covered. All of Contributor's Records, are complete, accurate, true and correct in all material respects. There has been no material adverse change in the financial condition or operation of the Real Property since the period covered by the Financial Statements.

                  10.13. Re-Zoning. There is not now pending, and Contributor has no knowledge of, any threatened proceeding for the re-zoning of the Real Property or any portion thereof, or the taking of any other action by governmental authorities that would have an adverse or material impact on the value of the Real Property or use thereof.

                  10.14. Personal Property. The Personal Property listed in Exhibit B attached hereto is all of the personal property owned by Contributor and used in (or necessary for) the operation of the Real Property. To the best knowledge of Contributor, all such Personal Property is in good and operable condition and repair, and free of material defects.

                  10.15. Real Estate Taxes. True and complete copies of the most recent real estate tax bills (the "Tax Bill(s)") for, and the only Tax Bills applicable to, the Real Property have been delivered to Acquiror. Except as set forth on Schedule 10.15 attached hereto, Contributor has not received notice of and does not have any actual knowledge of any proposed increase in the assessed valuation or rate of taxation of the Real Property from that reflected in the most recent Tax Bills. Except as described on Schedule 10.15 attached hereto, there is not now pending, and Contributor will not, without the prior written consent of Acquiror (which consent shall not be unreasonably withheld or delayed), institute prior to the Closing Date, any proceeding or application for a reduction in the real estate tax assessment of the Real Property or any other relief for any tax year. There are no outstanding agreements with attorneys or consultants with respect to the Tax Bills that will be binding on Acquiror or the Real Property after the Closing. Other than the amounts disclosed by the Tax Bills, no other real estate taxes have been, or, to the best knowledge of Contributor, will be, assessed against the Real Property, or any portion thereof, in respect of the year 1998 or any prior year, and no special assessments of any kind (special, bond or otherwise) are or have been levied against the Real Property, or any portion thereof, that are or will be outstanding or unpaid at the Closing (to the extent due and owing as of the date thereof). Contributor is not delinquent in the payment of any real estate taxes presently due and owing with respect to the Real Property.

                  10.16. Easements and Other Agreements. To the best knowledge of Contributor, Contributor is not in material default in complying with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Exceptions.

                  10.17. Lease Controversies. Except as described in Schedule
10.17 attached hereto, no controversy, complaint, negotiation or renegotiation, proceeding, suit or litigation relating to the Government Lease is pending or, to the best knowledge of Contributor, threatened, whether in any tribunal or informally. Contributor is and shall remain responsible after the Closing Date for defending (or continuing) any such suit, proceeding or other matter relating to periods prior to the Closing Date, and all damages, loss, expenses and costs related thereto.

                  10.18. Soil Condition. To the best knowledge of Contributor, the soil condition of the Land is such that it will support all of the Improvements for the foreseeable life of the Improvements, without the need for unusual or new sub-surface excavations, fill, footings, caissons or other installations. To the best knowledge of Contributor, the Improvements, as built, were constructed in a manner compatible with the soil condition at the time of construction, and all necessary excavations, fill, footings, caissons or other installations were then and have since been provided.

                  10.19. Existing Loan Documents. Schedule 10.19 attached hereto sets forth a true, correct and complete listing of all of the promissory notes, mortgages and other loan documents evidencing or securing the Assumed Indebtedness (the "Existing Loan Documents"), and Contributor has delivered true, correct and complete copies of the Existing Loan Documents to Acquiror prior to the date hereof as part of Contributor's Deliveries. Contributor has complied with (and, prior to the Closing, shall continue to comply with) the terms of, and all notices or correspondence received from the holder of the Existing Loan Documents. Contributor has paid (and, at all times prior to the Closing, shall pay) all sums due under the Existing Loan Documents. The Existing Loan Documents are in full force and effect. Except as set forth on Schedule 10.19, Contributor is not in default under the Existing Loan Documents, and there has not occurred any event which, with the giving of notice and/or the passage of time, or both, would constitute a default by Contributor thereunder. The outstanding principal amount of the Assumed Indebtedness is accurately set forth on Schedule 10.19. Following Acquiror's assumption thereof, Acquiror will be entitled to prepay the Assumed Indebtedness by the payment of the outstanding principal amount and the accrued interest as of the date of prepayment without incurring any additional costs, fees or expenses (other than Acquiror's legal fees).

                  10.20. Condemnation. Contributor has no knowledge of any pending or contemplated condemnation or other governmental taking proceedings affecting all or any part of the Real Property.

                  10.21. Disclosure. To the best knowledge of Contributor, no representation or warranty made by Contributor in this Agreement, and no Schedule contained in this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein not misleading or necessary in order to provide a prospective acquiror of the Real Property with adequate information as to the Real Property and its management, operation, maintenance and repair. There is no fact known to Contributor which has, or which could reasonably have been foreseen by Contributor as likely to have, an adverse effect on the management, operation, maintenance and repair of the Real Property which has not been disclosed herein or in any Schedule.

                  Whenever a representation and warranty in this Section 10 or elsewhere in this Agreement is qualified by "to the best knowledge of Contributor," or a similar phrase, it shall mean the actual, not imputed or constructive, knowledge of Owen J. Rouse, Jr. and Carol Morrison, both of Manekin Corporation, without any obligation on such individual's part to make any independent investigation of the matters being represented and warranted.

                  The representations and warranties in this Section 10 shall be deemed remade by Contributor as of the Closing Date with the same force and effect as if in fact specifically remade at that time. Such representations and warranties shall survive the Closing for a period of one year; provided, however, that Acquiror shall not be entitled to bring a claim with respect to any representation and warranty during such one year period if, on or prior to the Closing Date, Acquiror acquired actual, not imputed or constructive, knowledge that the applicable representation and warranty was not true in all material respects as of the Closing Date.

         11.      REPRESENTATIONS AS TO SECURITIES AND RELATED MATTERS.
                  ----------------------------------------------------

                  11.1. Contributor and LP Unit Recipients. Contributor represents and warrants to Acquiror that the following matters are true and correct as of the Contract Date, in all material respects, and shall be true and correct as of the Closing Date, in all material respects, and covenant as follows; and each LP Unit Recipient represents and warrants (but only as to itself) to Acquiror that the matters set forth in Sections 11.1.1 and 11.1.5 are true and correct, in all material respects, as of the Contract Date and shall be true and correct as of the Closing Date, in all material respects, and covenant as follows:

                           11.1.1. Authority. The execution and delivery of this
Agreement by Contributor and each of the LP Unit Recipients, and the performance of this Agreement by Contributor and each of the LP Unit Recipients, have been duly authorized by Contributor and the each of the LP Unit Recipients, respectively, and this Agreement is binding on Contributor and each of the LP Unit Recipients and enforceable against them in accordance with its terms. No consent of any creditor, investor, partner, shareholder, tenant-in-common, judicial or administrative body, Governmental Authority, or other governmental body or agency, or other party to such execution, delivery and performance by Contributor or any LP Unit Recipient is required. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement to which Contributor or any LP Unit Recipient is a party or by which Contributor, any LP Unit Recipient or the Real Property are bound; or (ii) violate any restriction, court order, agreement or other legal obligation to which Contributor, any LP Unit Recipient and/or the Real Property are subject.

                           11.1.2. Partnership and Tax-Related Issues.
                                   ----------------------------------

                                    11.1.2.1 Contributor is, and at all times
has been, properly treated as a partnership for federal income tax purposes and not as an "association" or "publicly traded partnership" taxable as a corporation.

                                    11.1.2.2 No partner of Contributor has
pledged or otherwise encumbered its partnership interest in Contributor. The beneficial ownership interest of Contributor, as LP Unit Recipient, including the percentage of ownership, is as reflected on Schedule 11.1.2 attached hereto.

                                    11.1.2.3 Contributor has filed or caused to
be filed in a timely manner (within any applicable extension periods) all tax, information or other returns required to be filed by the Code or by applicable state, or local tax laws (collectively, "Tax Returns"). Such Tax Returns are true, correct and complete in all respects; and all federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, unemployment, disability, personal property, sales, use, transfer, registration, estimated, or other tax of any kind whatsoever, including any interest, penalty or other addition thereto, whether disputed or not, (collectively, "Taxes") due, and Taxes due in respect of any person for which Contributor had an obligation to withhold and/or otherwise pay over Taxes, have been timely paid in full or will be timely paid in full by the due date thereof (and whether or not shown on a Tax Return). With respect to any taxable year for which a statute of limitations (or similar provision) has not yet run, none of the Tax Returns of Contributor has been audited by a government or taxing authority, nor is any such audit or other proceeding in process, pending, threatened (either in writing or verbally, formally or informally) or expected to be asserted with respect to Taxes (or the collection of Taxes) of Contributor, and Contributor has not received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Tax Return or not paid Taxes required to be filed, withheld, or paid by it. Contributor has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662. No claim has ever been made by an authority in a jurisdiction where Contributor does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                           11.1.3. Holding Periods; Use; Capital Expenditures.
For purposes of Code Sections 1223 and 857, Contributor has held the Real Property for no less than four years prior to the Closing Date. During the four-year period preceding the Closing Date, Contributor held the Real Property exclusively for the production of rental income and never held the Real

Property primarily for sale in the ordinary course of Contributor's trade or business. If, at any time or from time to time during the four-year period preceding the Closing Date, Contributor has made capital expenditures with respect to the Real Property, and such expenditures are includible in the adjusted tax basis of the Real Property for federal income tax purposes, then the aggregate amount of all such capital expenditures made during that four-year period are less than the amount that is 30% of the Net Asset Value.

                           11.1.4. United States Person. Contributor is a
"United States Person" within the meaning of Section 1445(f)(3) of the Code, as amended, and shall execute and deliver an "Entity Transferor" certification at Closing.

                           11.1.5. Investment Representation. Each LP Unit
Recipient represents that its LP Units are being acquired by it with the present intention of holding such LP Units for purposes of investment, and not with a view towards sale or any other distribution. Each LP Unit Recipient recognizes that it may be required to bear the economic risk of an investment in the LP Units for an indefinite period of time. Contributor and each LP Unit Recipient is an Accredited Investor. Contributor and each LP Unit Recipient has such knowledge and experience in financial and business matters so as to be fully capable of evaluating the merits and risks of an investment in the LP Units. No LP Units will be issued, delivered or distributed to any person or entity who either (1) is a resident of the State of California or New York or (ii) is other than an Accredited Investor with respect to whom there has been delivered to Acquiror satisfactory Investor Materials confirming the status of such person or entity as an Accredited Investor. Each LP Unit Recipient has been furnished with the informational materials described in Section 4.2 above (collectively, the "Informational Materials"), and has read and reviewed the Informational Materials and understands the contents thereof. The LP Unit Recipients have been afforded the opportunity to ask questions of those persons they consider appropriate and to obtain any additional information they desire in respect of the LP Units and the business, operations, conditions (financial and otherwise) and current prospects of the UPREIT and the REIT. The LP Unit Recipients have consulted their own financial, legal and tax advisors with respect to the economic, legal and tax consequences of delivery of the LP Units and have not relied on the Informational Materials, Acquiror, the UPREIT, the REIT or any of their officers, directors, affiliates or professional advisors for such advice as to such consequences. All of the Interest Holders in Contributor are Accredited Investors. No Contributor or LP Unit Recipient requires the consent of any Interest Holder in order to consummate the transactions contemplated by this Agreement, including, without limitation, to amend any partnership agreement, operating agreement, charter or other Governing document of Contributor or any LP Unit Recipient. All of Contributor and LP Unit Recipient are domiciled in (and, in the case of non-individual LP Unit Recipient or Contributor, formed under the laws of) the State of Maryland.

                  The representations and warranties in this Section 11.1 shall be deemed remade by Contributor as of the Closing Date with the same force and effect as if in fact specifically remade at that time. Such representations and warranties shall survive the Closing.

                  11.2. Acquiror. Acquiror represents and warrants to Contributor that the following matters are true and correct as of the Contract Date, in all material respects, and shall be true and correct as of the Closing Date, in all material respects:

                           11.2.1. The UPREIT is a limited partnership duly
authorized and validly existing under Delaware law. The performance of this Agreement by the UPREIT has been duly authorized by the REIT in accordance with the Partnership Agreement, and, upon the assignment of this Agreement to the UPREIT, this Agreement will be binding on the UPREIT and enforceable against it in accordance with its terms. The UPREIT has been at all times, and presently intends to continue to be, classified as a partnership or a publicly traded partnership taxable as a partnership for federal income tax purposes and not an association taxable as a corporation or a publicly traded partnership taxable as a corporation.

                           11.2.2. Acquiror is a corporation duly authorized and
validly existing under Delaware law. The execution and delivery of this Agreement by Acquiror, and the performance of this Agreement by Acquiror, has been duly authorized by Acquiror, and this Agreement is binding on Acquiror and enforceable against it in accordance with its terms. No consent of any creditor, investor, partner, shareholder, judicial or administrative body, Governmental Authority, or other governmental body or agency, or other party to such execution, delivery and performance by Acquiror is required. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement to which Acquiror is a party or by which Acquiror is bound; or (ii) violate any restriction, court order, agreement or other legal obligation to which Acquiror is subject.

                           11.2.3. The REIT is a real estate investment trust
duly authorized and validly existing under Maryland law. The performance of this Agreement by the REIT, as general partner of the UPREIT, has been duly authorized by the REIT, and this Agreement is binding on the REIT, as general partner of the UPREIT, and enforceable against it, as general partner of the UPREIT, in accordance with its terms.

                           11.2.4. Acquiror has available to it unrestricted
funds which it may use in its sole discretion to comply with the provisions of this Agreement. Acquiror acknowledges and agrees that its obligations hereunder are not contingent upon Acquiror obtaining third party financing.

                           11.2.5. To the best knowledge of the Acquiror, all
documents and other materials delivered by Acquiror in connection with this Agreement are true, accurate, correct and complete in all material respects, and fairly present the information set forth in a manner that is not misleading.

                  The representations and warranties in this Section 11.2 shall be deemed remade by Contributor as of the Closing Date with the same force and effect as if in fact specifically remade at that time. Such representations and warranties shall survive the Closing.

         12. COVENANTS OF CONTRIBUTOR. Effective as of the execution of this Agreement, Contributor hereby covenants with Acquiror as follows:

                  12.1. Ground Lease; New Leases. Contributor shall not amend or terminate either the Ground Lease or the Government Lease, nor shall Contributor execute any new lease, license, or other agreement affecting the ownership or operation of all or any portion of the Real Property or for personal property, equipment, or vehicles, without in each case Acquiror's prior written approval, which approval shall not be unreasonably withheld or delayed.

                  12.2. New Contracts. Contributor shall not enter into any contract with respect to the ownership and operation of all or any portion of the Real Property that will survive the Closing, or that would otherwise affect the use, operation or enjoyment of the Real Property, without Acquiror's prior written approval, which approval may granted or denied in Acquiror's sole discretion, except for service contracts entered into in the ordinary course of business that are terminable, without penalty, on not more than 30 days' notice, for which no approval shall be required.

                  12.3. Insurance. The insurance policies described in Section
10.11 above shall remain continuously in force through and including the Closing Date.

                  12.4. Operation of Real Property. Contributor shall operate and manage the Real Property in a first class manner, maintaining present services (including, but not limited to, pest control), and shall maintain the Real Property in good repair and working order; shall keep on hand sufficient materials, supplies, equipment and other Personal Property for the efficient operation and management of the Real Property in a first class manner; and shall perform, when due, all of Contributor's obligations under the Existing Loan Documents, the Government Lease, Contracts, Governmental Approvals and other agreements relating to the Real Property and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the Real Property. None of the Personal Property, fixtures or Inventory shall be removed from the Real Property, unless replaced by personal property, fixtures or inventory of equal or greater utility and value.

                  12.5. Pre-Closing Expenses. Contributor has paid or will pay or cause to be paid in full, prior to the Closing, all bills and invoices received prior to the Closing Date for labor, goods, material and services of any kind relating to the Real Property and utility charges for the period prior to the Closing. Contributor shall pay to Acquiror promptly upon demand all bills and invoices received after the Closing Date for labor, goods, material and services of any kind relating to the Real Property and utility charges for the period prior to the Closing. Except as the parties may otherwise agree herein, any alterations, installations, decorations and other work required to be performed under any and all agreements affecting the Real Property have been or will, by the Closing, be completed and paid for in full.

                  12.6. Good Faith. All actions required pursuant to this Agreement that are necessary to effectuate the transaction contemplated herein will be taken promptly and in good faith by Contributor, and Contributor shall furnish Acquiror with such documents or further assurances as Acquiror may reasonably require.

                  12.7. No Assignment. After the Contract Date and prior to the Closing, Contributor shall not assign, alienate, lien, encumber or otherwise transfer all or any part of the Real Property or any interest therein.

                  12.8.    Availability of Records, Audit Representation Letter.
                           ----------------------------------------------------

                           12.8.1. Upon Acquiror's reasonable request, for a
period of two years after the Closing, Contributor shall (i) make the Records available to Acquiror for inspection, copying and audit by Acquiror's designated accountants; and (ii) cooperate with Acquiror (without any third party expense to Contributor) in obtaining any and all permits, licenses, authorizations, and other Governmental Approvals necessary for the operation of the Real Property. Without limitation of the foregoing in this Section 12.8, Contributor agrees to abide by the terms of Exhibit E attached hereto. At any time before or within two years after the Closing, Contributor further agrees to provide to the Acquiror's designated independent auditor, upon the reasonable request of Acquiror or such auditor, (x) access (to the same extent to which Acquiror would be entitled to such access) to the books and records of the Real Property and all related information (including the information listed on Exhibit E) regarding the period for which Acquiror is required to have the Real Property audited under the regulations of the SEC, and (y) a representation letter delivered by Contributor regarding the books and records of the Real Property, in substantially the form as attached hereto as Exhibit F.

                           12.8.2. In addition, during such two year period
Contributor shall provide, and cooperate in all reasonable respects in providing, Acquiror with copies of, or access to, such factual information as may be reasonably requested by Acquiror, and in the possession or control of Contributor, to enable the REIT to issue one or more press releases concerning the transaction that is the subject of this Agreement, to file a Current Report on Form 8-K (as specified on Exhibit E attached hereto), if, as and when such filing may be required by the SEC and to make any other filings that may be required by any Governmental Authority. The obligation of Contributor to cooperate in providing Acquiror with such information for Acquiror to file its Current Report on Form 8-K shall survive the Closing.

                  12.9. Change in Conditions. Contributor shall promptly notify Acquiror of any change in any condition with respect to the Real Property or of the occurrence of any event or circumstance that makes any representation or warranty of Contributor to Acquiror under this Agreement untrue or misleading, or any covenant of Acquiror under this Agreement incapable or less likely of being performed, it being understood that Contributor's obligation to provide notice to Acquiror under this Section 12.9 shall in no way relieve Contributor of any liability for a breach by Contributor of any of its representations, warranties or covenants under this Agreement.

                  12.10. Partnership Structure. From the Contract Date through and including the Closing Date, Contributor shall maintain the same composition of its partners, shareholders and members as the case may be, as exists on the Contract Date, unless otherwise expressly provided in this Agreement or consented to by Acquiror in writing.

                  12.11. Cure of Violations. On or before the Closing Date, Contributor shall exercise commercially reasonable efforts to cure (or escrow sufficient funds at the Closing with the Title Company to cure) (i) all violation(s) of law, code, ordinance or regulation that are the subject of any written notice issued by a Governmental Authority with respect to the Real Property after the Contract Date, and (ii) legal deficiencies discovered at or in the Real Property after the Contract Date and before the Closing.

         All covenants made in this Agreement by Contributor shall survive the Closing for a period of two years, or such longer period as expressly provided in any such covenant.

         13.      ENVIRONMENTAL WARRANTIES AND AGREEMENTS
                  ---------------------------------------

                  13.1. Definitions. Unless the context otherwise requires:

                           13.1.1. "Environmental Law" or "Environmental
Laws" shall mean all applicable past, present or future federal, state and local statutes, regulations, directives, ordinances, rules, court orders, decrees, arbitration awards and the common law, which pertain to environmental matters, contamination of any type whatsoever or health and safety matters, as such have been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof). Environmental Laws include, without limitation, those relating to: (1) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) Releases; (iv) protection of wildlife, endangered species, wetlands or natural resources; (v) Tanks; (vi) health and safety of employees and other persons; and (vil) notification requirements relating to the foregoing. Without limiting the above, Environmental Law also includes the following: (i) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections. 9601 et seq.), as amended ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S. C. Sections 6901 et seq.), as amended ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. Sections 11001 et seq.), as amended; (iv) the Clean Air Act (42 U.S.C. Sections 7401 et seq.), as amended; (v) the Clean Water Act (33 U.S.C.
Section 1251 et seq.), as amended; (vi) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), as amended; (vii) the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), as amended; (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), as amended; (ix) the Federal Safe Drinking Water Act (42 U.S. C. Section 300f et seq.), as amended; (x) the Federal Radon and Indoor Air Quality Research Act (42 U.S.C. Section 7401 note, et seq.), (xi) the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as amended; (xii) any state, county, municipal or local statutes, laws or ordinances similar or analogous to (including counterparts of) any of the statutes listed above; and (xiii) any rules, regulations, directives, orders or the like adopted pursuant to or implementing any of the above.

                           13.1.2. "Environmental Permit" or "Environmental
Permits" shall mean licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents which are required under or are issued pursuant to an Environmental Law or are otherwise required by Governmental Authorities.

                           13.1.3. "Hazardous Conditions" refers to the
existence or presence of any Hazardous Materials on, in, under, or at, the Real Property (including air, soil and groundwater) or any portion of any of them.

                           13.1.4. "Hazardous Material" or "Hazardous Materials"
shall mean any chemical, pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, solid waste (hazardous or extremely hazardous), special, dangerous or toxic waste, substance, chemical or material regulated, listed, limited or prohibited under an Environmental Law, including without limitation: (i) friable or damaged asbestos, asbestos-containing material, presumed asbestos-containing material, polychlorinated biphenyls ("PCBs"), solvents and waste oil; (ii) any "hazardous substance" as defined under CERCLA; and (iii) any "hazardous waste" as defined under RCRA.

                           13.1.5. "Release" means any spill, discharge, leak,
migration, emission, escape, injection, dumping or other release or threatened release of any Hazardous Material into the environment, whether or not notification or reporting to any Governmental Authority was or is required. Release includes, without limitation, historical releases and the meaning of Release as defined under CERCLA.

                           13.1.6. "Remedial Action" shall mean any and all
corrective or remedial action, preventative measures, response, removal, transport, disposal, clean-up, abatement, treatment and monitoring of Hazardous Materials or Hazardous Conditions, whether voluntary or mandatory, and includes all studies, assessments, reports or investigations performed in connection therewith to determine if such actions are necessary or appropriate (including investigations performed to determine the progress or status of any such actions), all occurring on or after the Contract Date.

                           13.1.7. "Remedial Costs" shall include all costs,
liabilities, expenses and fees incurred on or after the date of this Agreement in connection with Remedial Action, including but not limited to: (i) the fees of environmental consultants and contractors; (ii) reasonable attorneys' fees (including compensation for in-house and corporate counsel provided such compensation does not exceed customary rates for comparable services); (iii) the costs associated with the preparation of reports, and laboratory analysis (including charges for expedited results if reasonably necessary); (iv) regulatory, permitting and review fees; (v) costs of soil and/or water treatment (including groundwater monitoring) and/or transport and disposal; and (iv) the cost of supplies, equipment, material and utilities used in connection with Remedial Action

                           13.1.8. "Tank" or "Tanks" means above-ground and
underground storage tanks, vessels and related equipment, including appurtenant pipes, lines and fixtures containing or previously containing any Hazardous Material or fraction thereof.

                  13.2. Warranties. Contributor hereby represents and warrants, with respect to the Real Property, that the following matters are true and correct as of the Contract Date, in all material respects, and shall be true and correct as of the Closing Date, in all material respects:

                           13.2.1. Contributor have made available or delivered
to Acquiror originals (or true, complete and accurate copies) of all of the documents in their possession, custody or control, which documents include and/or relate to:

                                    (a) All approvals, plans, specifications,
test borings, percolation tests, engineering studies, surveys or other environmental data concerning the Real Property;

                                    (b) All permits (including Environmental
Permits), approvals, registrations, Tank registration and/or closure documentation, certificates, applications, notices, orders, directives, legal pleadings, correspondence or other documents of any nature that Contributor, any tenant of Contributor, any of Contributor's predecessors-in-title or any tenant of Contributor's predecessors-in-title have submitted to, or received from, any Governmental Authority regarding the Real Property and their use, compliance or non-compliance with Environmental Laws; and

                                    (c) The results of any investigation of the
Real Property including, but not limited to, Phase I or Phase II site assessments, asbestos inspection and/or removal reports, tests or investigations of soil or other substrate air, groundwater, surface water, or the building interior, and any testing or investigation results relating to the removal or abandonment of any Tanks from the Real Property.

                           13.2.2. To the best knowledge of Contributor, the
Real Property has been and continues to be owned and operated in material compliance with all Environmental Laws and Environmental Permits.

                           13.2.3. To the best knowledge of Contributor, there
have been no past and there are no pending or threatened: (i) claims, complaints, notices, correspondence or requests for information received by Contributor with respect to any violation or alleged violation of any Environmental Law or Environmental Permit or with respect to any corrective or remedial action for or cleanup of the Real Property or any portion thereof; and
(ii) written correspondence, claims, complaints, notices, or requests for information from or to Contributor regarding any actual, potential or alleged liability or obligation under or violation of any Environmental Law or Environmental Permit with respect to the Real Property or any portion thereof.

                           13.2.4. To the best knowledge of Contributor, there
have been no Releases and there does not exist a threatened Release of a Hazardous Material on, in, under or at the Real Property or any portion thereof.

                           13.2.5. The Real Property is not listed or, to the
best knowledge of Contributor, proposed or nominated for listing on the National Priorities List pursuant to CERCLA, the Comprehensive Environmental Response and Liability Information System or on any other similar list of sites under analogous state laws.

                           13.2.6. Except as listed and described on Schedule
13.2.6, to the best knowledge of Contributor, there are no Tanks at, on or under the Real Property. Contributor has not removed, closed or abandoned any Tanks at the Real Property, and Contributor has no knowledge of the existence, abandonment, closure or removal of Tanks at the Real Property.

                           13.2.7. To the best knowledge of Contributor, there
are no PCBs or friable or damaged asbestos at the Real Property.

                           13.2.8. To the best knowledge of Contributor, there
has been no storage, treatment, disposal, generation, transportation or Release of any Hazardous Materials by Contributor or its predecessors in interest, or by any other person or entity for which Contributor is or may be held responsible, at, on, under, or about the Real Property (or any portion thereof) in violation of, or which could give rise to any claim, obligation or liability under, Environmental Laws.

                  The representations and warranties in this Section 13.2 shall be deemed remade by Contributor as of the Closing Date with the same force and effect as if in fact specifically remade at that time. Such representations and warranties shall survive the Closing for a period of one year; provided, however, that Acquiror shall not be entitled to bring a claim with respect to any representation and warranty during such one year period if, on or prior to the Closing Date, Acquiror acquired actual knowledge that the applicable representation and warranty was not true in all material respects as of the Closing Date.

                  13.3. Indemnity. Notwithstanding anything to the contrary in this Agreement, with respect to Real Property, Contributor and each LP Unit Recipient, jointly and severally, agree to and do hereby indemnify, defend and hold harmless Acquiror, the UPREIT and the REIT and each of their respective partners, officers, directors, shareholders, agents and employees, and each of their successors and assigns (collectively, the "Acquiror Indemnified Parties"), from and against any and all claims, losses, demands, liabilities, suits, administrative proceedings, causes of action, costs and damages suffered by any Acquiror Indemnified Party, but excluding consequential damages, and reasonable attorneys' fees of counsel selected by any Acquiror Indemnified Party and other costs of defense, incurred, arising against, or suffered by any Acquiror Indemnified Party, both known and unknown, present and future, at law or in equity (collectively, "Losses"), arising out of, by virtue of or related in any way to, a breach of any representation, warranty or covenant set forth in Section 13, whether discovered before or after the Closing.

                  Without limiting the generality of the foregoing, the indemnification obligations set forth in the preceding paragraph shall include, without limitation: (i) any and all Remedial Costs associated with any Tank, Hazardous Material, Hazardous Condition or any Release; (ii) to the maximum extent allowed by law, all fines and/or penalties that may be imposed in connection with any Tank or the existence of any Hazardous Material on, at, under, near, in or about the Real Property; (iii) the defense of any claim made by any individual or entity (including any government, governmental agency or entity) concerning any of the foregoing, which defense shall be conducted by counsel and with the assistance of environmental advisors and consultants, in all cases subject to the prior written approval of Acquiror; and (iv) reasonable attorneys' fees and costs and environmental advisors' and consultants' fees incurred by any of the Acquiror Indemnified Parties with respect to enforcing its rights under this indemnification provision.

                  13.4.    Reservation of Rights
                           ---------------------

                           13.4.1. Intentionally omitted.

                           13.4.2. Acquiror shall have the right, but not the
obligation, to seek recovery for Losses it may incur, including, but not limited to, all of its rights to (x) assert claims, causes of action, demands and suits against any third party concerning Losses which Acquiror has incurred or may incur in the future relating to the Real Property subject to this Agreement; (y) retain control of any such third-party actions; and (z) retain in full any and all amounts recovered thereby.

                           13.4.3. In the event of any litigation pursuant to
this Section 13, the prevailing party shall be entitled to recover its reasonable attorney, consultant and witness fees and litigation costs from the other party. All of the provisions of this Section 13, including, but not limited to, any and all indemnities, shall survive the Closing to the extent expressly set forth herein.

         14.      ADDITIONAL CONDITIONS PRECEDENT TO CLOSING.
                  ------------------------------------------

                  14.1. Acquiror's Additional Conditions Precedent. In addition to the other conditions enumerated in this Agreement, the following shall be Acquiror's Conditions Precedent:

                           14.1.1. Physical Condition. The physical condition of
Real Property shall be substantially the same on the Closing Date as on the Contract Date, reasonable wear and tear excepted, unless the alteration of said physical condition is the result of Damage. Without limiting the generality of the foregoing, the parties acknowledge and agree that the failure by Contributor to cure any violation described in Section 12.11 shall be a failure of this condition precedent.

                           14.1.2. Pending Actions. At the Closing, there shall
be no administrative agency, litigation or governmental proceeding of any kind whatsoever, pending or threatened with respect to the Real Property, (i) that, after the Closing, would, in Acquiror's sole and absolute discretion, materially and adversely affect the value or marketability of the Real Property or the ability of Acquiror to operate the Real Property in the manner it is being operated on the Contract Date, or (ii) for the purpose of enjoining or preventing, or which question the validity or legality of, the transaction contemplated hereby.

                           14.1.3. Intentionally Omitted.

                           14.1.4. Intentionally Omitted.

                           14.1.5. Flood Insurance. As of the Closing Date, if
the Real Property is located in a flood plain, Acquiror shall have obtained flood plain insurance in form and substance acceptable to Acquiror.

                           14.1.6. Intentionally Omitted.

                           14.1.7. Assumed Indebtedness. Contributor shall
provide to Acquiror letters from each of the holders of the Existing Loan Documents dated no earlier than two (2) days prior to the Closing Date, approving the transfer of the Real Property to the UPREIT subject to the Assumed Indebtedness, (i) setting forth the amount of principal and interest outstanding on the Closing Date and confirming that there are no other amounts due thereunder, and (ii) stating that any default under any of the Existing Loan Documents will be resolved between Contributor and such holder. Such letters shall be referred to collectively as the "Lender's Approvals."

                           14.1.8. Owners. The composition of partners,
shareholders and members of Contributor on the Closing Date shall be the same as on the Contract Date.

                           14.1.9. Bankruptcy. As of the Closing Date, neither
Contributor nor the Real Property shall be the subject of any bankruptcy proceeding for which approval of this transaction has not been given and issued by the applicable bankruptcy court.

                           14.1.10. Representations and Warranties True. The
representations and warranties of Contributor contained in this Agreement shall be true and correct as of the Closing Date, in all material respects, as though such representations and warranties were made on such date.

                           14.1.11. Covenants Performed. All covenants of
Contributor required to be performed on or prior to the Closing Date shall have been performed, in all material respects .

                           14.1.12. Simultaneous Closing. The closing of the
transaction contemplated by that certain Purchase and Sale Agreement, dated of even date herewith, by and between Acquiror and NELPP (the "NELPP Agreement") shall occur simultaneously with the Closing contemplated hereunder.

                  14.2. Contributor's Additional Conditions Precedent. In addition to the other conditions enumerated in this Agreement, including without limitation the condition set forth in Section 2.1, the following shall be Contributor's Conditions Precedent:

                           14.2.1. Representations and Warranties. The
representations and warranties of Acquiror contained in this Agreement shall be true and correct as of the Closing Date, in all material respects, as though such representations and warranties were made on such date.

                           14.2.2. Covenants. All covenants of Acquiror required
to be performed on or prior to the Closing Date shall have been performed, in all material respects.

                           14.2.3. Simultaneous Closing. The transaction
contemplated by the NELPP Agreement shall occur simultaneously with the Closing contemplated hereunder.

                           14.2.4. Pending Actions. At the Closing, there shall
be no administrative agency, litigation or governmental proceeding of any kind whatsoever, pending or threatened, for the purpose of enjoining or preventing, or which question the validity or legality of, the transaction contemplated hereby.

                           14.2.5. Bankruptcy. As of the Closing Date, neither
Acquiror, the REIT nor the UPREIT shall be the subject of any bankruptcy proceeding for which approval of this transaction has not been given and issued by the applicable bankruptcy court.

         15.    LEASES-CONDITIONS PRECEDENT AND WARRANTIES WITH RESPECT THERETO.
                ---------------------------------------------------------------

                  15.1. Warranties as to Leases. With respect to the tenancy of Government, Contributor represents and warrants to Acquiror that the following matters are true and correct as of the Contract Date, in all material respects, and shall be true and correct as of the Closing Date, in all material respects:

                           15.1.1. There is no lease, license agreement or
occupancy agreement, either written or oral, granting any person or entity the right to occupy all or any portion of the Land and/or Improvements other than the Government Lease. Assuming Government is bound thereby, the Government Lease is in full force and effect strictly according to the terms set forth therein and in the Rent Roll (as defined in Exhibit D attached hereto), and has not been modified, amended, or altered, in writing or otherwise. Government is legally required to pay all sums and perform all obligations set forth in the Government Lease, without concessions, abatements, offsets or other bases for relief or adjustment, except as set forth expressly in the Government Lease;

                           15.1.2. All obligations of the lessor under the
Government Lease that accrue to the date hereof have been performed, including, but not limited to, all required tenant improvements, cash or other inducements, rent abatements or moratoria, installations and construction (for which payment in full has been made in all cases), and Government has unconditionally accepted lessor's performance of such obligations. Government has not asserted any offsets, defenses or claims available against rent payable by it or other performance or obligations otherwise due from it under the Government Lease;

                           15.1.3. Government is not in default under or is in
arrears in the payment of any sums or in the performance of any obligations required of it under the Government Lease (but Acquiror acknowledges that Government pays its Base Rent for each month at the end of such month). Government has not prepaid any rent or other charges;

                           15.1.4. During the 18-month period immediately
preceding the Contract Date, and continuing thereafter to and through the Closing Date: (i) Government has not, at any time, been more than 30 days delinquent in its respective payment of any and all sums due under the terms of the Government Lease; (ii) Government has not requested that Contributor provide Government with any reduction in the Government's monetary obligations under the Government Lease; (iii) Government has not expressed to Contributor (whether orally or in writing) any weakness or material decline in Government's financial condition, nor has Government requested that Contributor, in its capacity as landlord, permit the Government to sublease its leased premises, or assign the Government Lease, or terminate the Government Lease on an accelerated basis;
(iv) Contributor has not written off any delinquent sums owed by Government to satisfy its obligation to contribute to the payment of real estate taxes, common area maintenance charges, and insurance premiums; and (v) Contributor has not had (nor is it currently engaged in) any dispute (whether of a formal or an informal nature) with Government concerning Government's obligations to make payments under the terms of the Government Lease toward real estate taxes, insurance premiums and common area maintenance charges or other charges imposed under the Government Lease;

                           15.1.5. Contributor has no reason to believe that
Government is, or may become, unable or unwilling to perform any or all of its obligations under the Government Lease, whether for financial or legal reasons or otherwise;

                           15.1.6. Neither base rent ("Base Rent"), nor
regularly payable estimated tenant contributions or operating expenses, insurance premiums, real estate taxes, common area charges, and similar or other "pass through" or non-base rent items including, without limitation, cost-of-living or so-called "C.P.I." or other such adjustments (collectively "Additional Rent"), nor any other item payable by Government under the Government Lease has been heretofore prepaid for more than one month nor shall it be prepaid between the Contract Date and the Closing Date for more than one month;

                           15.1.7. There is no guarantor of the Government
Lease;

                           15.1.8. Except as set forth on Schedule 15.1.8, there
are no brokers' commissions, finders' fees, or other charges payable or to become payable to any third party on behalf of Contributor as a result of or in connection with the Government Lease or any transaction related thereto, including, but not limited to, any exercised or unexercised option(s) to expand or renew. The amounts of such brokers' commissions, finders' fees, or other charges are accurately set forth on Schedule 15.1.8;

                           15.1.9. There is no security deposit provided for
under the Government Lease;

                           15.1.10. Contributor shall pay, and retain sole and
exclusive responsibility for, all expenses due on or before the Closing Date connected with or arising out of the negotiation, execution and delivery of the Government Lease, including, without limitation, brokers' commissions, leasing fees and recording fees (as well as the cost of all tenant improvements not paid for by Government), and Contributor shall be deemed to have certified and warranted payment thereof to Acquiror at the Closing;

                           15.1.11. Government has not, by virtue of the
Government Lease or any other agreement or understanding, any purchase option with respect to the Real Property, or any portion thereof, or any right of first refusal to purchase the Real Property, or a portion thereof, whether triggered by the transactions contemplated by this Agreement or by a subsequent sale of the Real Property or a portion thereof. Government has not, by virtue of the Government Lease or any other agreement or understanding, any of the following:
(a) the right or option to expand its tenancy into space at the Real Property other than the space that such Government is currently occupying; or (b) the right or option to contract the space at the Real Property that such Government is currently occupying; and

                           15.1.12. (A) To the best knowledge of Contributor,
Government has not sublet its leased premises; (B) no assignment of any interest in the Government Lease has been made by Government; and (C) there are no outstanding requests from Government to Contributor, requesting any consent to an assignment of the Government Lease or to a sublease of all or some portion of Government's leased premises.

                  The representations and warranties in this Section 15.1 shall be deemed remade by Contributor as of the Closing Date with the same force and effect as if in fact specifically remade at that time. Such representations and warranties shall survive the Closing for a period of one year, except for the representation and warranty set forth in Section 15.1.8 which shall survive for four (4) years; provided, however, that Acquiror shall not be entitled to bring a claim with respect to any representation and warranty during such one year period if, on or prior to the Closing Date, Acquiror acquired actual knowledge that the applicable representation and warranty was not true in all material respects as of the Closing Date.

                  15.2. Estoppel Certificates from Government. It shall be an Acquiror's Condition Precedent that Contributor shall have obtained and delivered to Acquiror, on or prior to the Closing Date, a tenant's estoppel certificate (the "Tenant Estoppel Certificate"), dated no earlier than 30 days prior to the Closing Date, from the Government. The Tenant Estoppel Certificate shall be certified to Acquiror and any other party reasonably designated by Acquiror. If Contributor (despite its commercially reasonable efforts) is unable to obtain an Tenant Estoppel Certificate from Government, Acquiror's sole remedy shall be to either (i) terminate this Agreement because of non-satisfaction of an Acquiror's Condition Precedent; or (ii) proceed to close and accept Contributor's own Tenant Estoppel Certificate with respect to the Government Lease (and any Tenant Estoppel Certificate so executed by Contributor shall also be tailored, in a manner mutually and reasonably acceptable to Acquiror and Contributor, to reflect its issuance by the landlord, rather than Government).

         16.      CLOSING DELIVERIES.
                  ------------------

                  16.1. Contributor's Deliveries. At the Closing (or such other times as may be specified below), Contributor shall deliver or cause to be delivered to Acquiror the following, each in form and substance reasonably acceptable to Contributor and Acquiror and their respective counsel:

                           16.1.1. Assignment of Ground Lease. An Assignment of
Ground Lease executed by Contributor conveying the leasehold estate in the Real Property to Acquiror free and clear of all liens, claims and encumbrances except for the Permitted Exceptions and corresponding state, county and municipal transfer tax declaration forms, if applicable;

                           16.1.2. Bill of Sale. Special Warranty Bill of Sale
executed by Contributor assigning, conveying and warranting to Acquiror title to the Personal Property and Inventory, free and clear of all encumbrances, other than the Permitted Exceptions, and assignments of title to all vehicles, if any, included in the Personal Property, together with the original certificates of title thereto;

                           16.1.3. General Assignment. An assignment executed by
Contributor to Acquiror of all right, title and interest of Contributor and its agents in and to the Intangible Personal Property (including, but not limited to, the Governmental Approvals);

                           16.1.4. Assignment of Contracts. An assignment
executed by Contributor and Acquiror assigning to Acquiror Contributor's right, title and interest in and to those of the Contracts that will remain in effect after Closing (the "Assigned Contracts"), with (i) the agreement of Contributor and each LP Unit Recipient, jointly and severally, to indemnify, protect, defend and hold the Acquiror Indemnified Parties harmless from and against any and all claims, damages, losses, suits, proceedings, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising in connection with the Assigned Contracts and relating to the period of time prior to Closing and (ii) the corresponding agreement of Acquiror to indemnify, protect, defend and hold Contributor harmless for claims arising in connection with the Assigned Contracts and relating to the period of time from and after the Closing. Contributor shall also assign (i) all guarantees and warranties given to Contributor in connection with the operation. construction, improvement, alteration or repair of the Real Property, and (ii) the management agreement for the Real Property (and secure the manager's consent to the termination of such agreement at the end of the month in which the Closing Date occurs);

                           16.1.5. Assignment of Leases and Estoppel
Certificates. An assignment executed by Contributor and Acquiror assigning Contributor's right, title and interest in and to the Government Lease (including all deposits thereunder), with the reciprocal indemnity provisions described in Section 16.1.4 and an indemnity with respect to the subject matter of Section 15.1.8 and Section 26, together with the Tenant Estoppel Certificate of Government in conformity with Section 15.2;

                           16.1.6. Lender's Approvals. The Lender's Approvals
from the holders of all of the Assumed Indebtedness in conformity with Section 11.1.7.

                           16.1.7. Keys. Keys to all locks located at the Real
Property;

                           16.1.8. Affidavit of Title and ALTA Statement. As to
the Real Property, an Affidavit of Title (or comparable document) as required by the Title Company in the State of Maryland as a condition to the deletion of the general exceptions of Schedule B, Section 2 of each Title Report, executed by Contributor, as applicable, and in form and substance acceptable to the Title Company and to Acquiror (as if the Ground Lease was evidenced of record by a memorandum of lease or other similar instrument);

                           16.1.9. Letter to Government. A letter executed by
Contributor and, if applicable, its management agent, addressed to Government, in form provided by Acquiror, notifying Government of the transfer of the Real Property and directing payment of all rents accruing after the Closing Date to be made to Acquiror or at its direction;

                           16.1.10. Intentionally Omitted;

                           16.1.11. Original Documents. To the extent not
previously delivered to Acquiror, originals of the Government Lease, Assigned Contracts and Governmental Approvals (or, with respect to the Assigned Contracts and Governmental Approvals only, if the originals have been lost or destroyed, copies certified by Contributor as true, correct and complete);

                           16.1.12. Closing Statement. A closing statement
conforming to the proration and other relevant provisions of this Agreement (the "Closing Statement") duly executed by Contributor;

                           16.1.13. Plans and Specifications. All plans and
specifications relating to the Real Property in Contributor's possession and control or otherwise available to Contributor;

                           16.1.14. Tax Bills. Copies of the most currently
available Tax Bills to the extent not previously delivered to Acquiror;

                           16.1.15. Entity Transfer Certificate. Entity transfer
certifications confirming that Contributor is a "United States Person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended;

                           16.1.16. Rent Roll. A Rent Roll, prepared as of the
Closing Date, certified by Contributor to be true, complete and correct through the Closing Date;

                           16.1.17. Registration Rights Confirmation. An
acknowledgment by the REIT that Contributor is entitled to the benefits of the Registration Rights Agreement as result of its admission as a limited partner in the UPREIT;

                           16.1.18. Partnership Agreement. The documents that
are referred to in the Partnership Agreement (as amended) in connection with the admission of an additional limited partner (including, but not limited to, the Amendment), each of such documents to be duly executed by Contributor or other person or entity receiving LP Units hereunder;

                           16.1.19. LP Units Schedule. The LP Units Schedule set
forth on Schedule 4.1.2, duly executed by Contributor;

                           16.1.20. Certificates of Occupancy. Currently valid
certificates of occupancy (or comparable permits or licenses) with respect to the entirety of Real Property;

                           16.1.21. Closing Certificate. A certificate, signed
by Contributor and the LP Unit Recipients, certifying to the UPREIT that the representations and warranties of Contributor and the LP Unit Recipients, respectively, contained in this Agreement are true and correct as of the Closing Date and that all covenants required to be performed by Contributor and the LP Unit Recipients, respectively, prior to the Closing Date have been performed;

                           16.1.22. Other. Such other documents and instruments
as may reasonably be required by Acquiror (including, without limitation, those of Contributor's Deliveries in Contributor's possession or control that have not previously been delivered to Acquiror), its (or its underwriters' or lenders') counsel or the Title Company and that may be necessary to consummate the transaction that is the subject of this Agreement and to otherwise give effect to the agreements of the parties hereto.

         After the Closing, Contributor shall execute and deliver to Acquiror such further documents and instruments as Acquiror shall reasonably request to effect this transaction and otherwise effect the agreements of the parties hereto.

                  16.2. Acquiror's Deliveries. Unless previously delivered to Contributor, at the Closing (or such other times as may be specified below), Acquiror shall cause to be delivered to Contributor the following, each in form and substance reasonably acceptable to Contributor and Acquiror and their respective counsel:

                           16.2.1. Registration Confirmation. A statement from
the UPREIT confirming the registration of the LP Units in the books and records of the UPREIT;

                           16.2.2. Partnership Agreement. A copy of the
Partnership Agreement, duly certified by the secretary of the REIT as true, complete and correct;

                           16.2.3. Amendment. The Amendment, duly executed by
the REIT;

                           16.2.4. Organizational Documents. A copy certified by
the Secretary of State of the State of Delaware and Maryland, respectively, of the Articles of Incorporation of Acquiror and the REIT and a good standing certificate for Acquiror and the REIT; (ii) a copy certified by the Secretary of State of the State of Delaware of the certificate of limited partnership of the UPREIT; and (iii) a copy, certified by the secretary of the REIT, of the resolution of the REIT's board of directors, authorizing the transaction described herein;

                           16.2.5. Closing Statement. The Closing Statement,
duly executed by the UPREIT;

                           16.2.6. Intentionally Omitted;

                           16.2.7. Assignment. The assignment by Acquiror of its
rights and obligations hereunder to the UPREIT;

                           16.2.8. LP Units Schedule. The LP Units Schedule set
forth on Schedule 4.1.2, duly executed by the UPREIT;

                           16.2.9. Government Letter. A letter to Government
described in Section 16.1.9 above, duly executed by the UPREIT; and

                           16.2.10. Other. Such other documents and instruments
as may reasonably be required by Contributor, the LP Unit Recipient or its or their respective counsel or the Title Company and that are necessary to consummate the transaction which is the subject of this Agreement and to otherwise effect the agreements of the parties hereto.

         After Closing, Acquiror shall execute and deliver to Contributor such further documents and instruments as Contributor shall reasonably request to effect this transaction and otherwise effect the agreements of the parties hereto.

         17. PRORATIONS AND ADJUSTMENTS. The following shall be prorated and adjusted between Contributor and Acquiror as of the Closing Date, except as otherwise specified:

                  17.1. The amount of the unspent reserve account established under the Government Lease (which amount equals $21,710.81 as of the Contract
Date) shall be reimbursed to Acquiror;

                  17.2. Acquiror and Contributor shall divide the cost of transfer taxes or recording charges, if any, equally between them, and Contributor shall reimburse Acquiror in the amount of sales taxes that are due and payable as a result of the transfer of the Personal Property and/or the Inventory, if any. Each party's respective obligations to pay or reimburse such taxes shall survive the Closing;

                  17.3. Water, electricity, sewer, gas, telephone and other utility charges shall be prorated based, to the extent practicable, on final meter readings and final invoices, or, in the event final readings and invoices are not available, based on the most currently available billing information, and reprorated upon issuance of final utility bills;

                  17.4. Amounts paid or payable under any Assigned Contracts shall be prorated based, to the extent practicable, on final invoices, or, in the event final invoices are not available. based on the most currently available billing information, and reprorated upon issuance of final invoices;

                  17.5. All real estate, personal property and ad valorem taxes applicable to the Real Property and levied with respect to tax year 1998 shall be prorated as of the Closing Date (but not any delinquent charges or interest, all of which shall be paid by Contributor), utilizing the actual final Tax Bills for those Real Property. Prior to or at the Closing, Contributor shall pay or have paid all Tax Bills that are due and payable prior to or on the Closing Date and shall furnish evidence of such payment to Acquiror and the Title Company. Each party's respective obligations to reprorate real estate taxes shall survive the Closing;

                  17.6. All assessments, general or special, shall be prorated as of the Closing Date on a "due date" basis such that Contributor shall be responsible for any installments of assessments which are first due or payable prior to the Closing Date and Acquiror shall be responsible for any installments of assessments which are first due or payable on or after the Closing Date;

                  17.7. Commissions of leasing and rental agents for the Government Lease entered into as of or prior to the Closing Date, whether with respect to base lease term, future expansions, renewals, or otherwise, shall be paid in full at or prior to the Closing by Contributor, without contribution or proration from Acquiror, except (i) those commissions set forth on Schedule
15.1.8 which become due on or before December 31, 1998, which commissions shall be prorated, and (ii) those commissions set forth on Schedule 15.1.8 which become due after December 31, 1998, which commissions shall be paid by Acquiror when and if due;

                  17.8. The amount of any payments to be made by the Government between the Closing Date and December 31, 1998 on account of tenant improvement work performed by Contributor shall be reimbursed by Acquiror to Contributor at Closing (based on an amount of $8,604.50 per month, which amount shall be $25,813.50);

                  17.9. All Base Rents and other charges, including, without limitation, all Additional Rent, shall be prorated as of the Closing Date. At the time(s) of final calculation and collection from Government of Additional Rent for 1998, there shall be a re-proration between Contributor and Acquiror as to Additional Rent adjustments, with such re-prorations being payable to the appropriate recipient in cash. Such re-proration shall be paid upon Acquiror's presentation of its final accounting to Contributor, certified as to accuracy by Acquiror. At the Closing, no "Delinquent Rents" (rents or other charges that are due as of the Closing) shall be prorated in favor of Contributor. The parties' respective obligations to reprorate Additional Rent shall survive the Closing. Notwithstanding the foregoing, Acquiror shall use reasonable efforts after the Closing Date to collect any Delinquent Rents due to Contributor from Government, but Acquiror shall not be required to sue Government. All rents and other charges received by (or for the benefit of) Acquiror from Government after the Closing shall be first applied against current and past due obligations owed to, or for the benefit of, Acquiror (with respect to those obligations accruing subsequent to the Closing Date), and any excess shall be delivered to Contributor, but only to the extent of amounts in default and owed to, and for the benefit of, Contributor for the period prior to the Closing Date. In no event, however, shall any sums be paid to Contributor to the extent Contributor have been previously reimbursed for such default out of any security deposit and security deposits have been appropriately prorated hereunder;

                  17.10. Distributions in respect of the LP Units acquired by the LP Unit Recipients shall begin to accrue from and after the Closing Date (notwithstanding the fact that such date may not be the applicable Record Date under the Partnership Agreement), and the amount of distributions paid or to be paid to the LP Unit Recipients for any quarter shall be prorated accordingly;

                  17.11. The Contribution Consideration and the Purchase Price (as defined in the NELPP Agreement), each of which reflect the value that Contributor and Acquiror and NELPP and Acquiror, respectively, place upon Contributor's interest in the Real Property and NELPP's interest in the Real Property, respectively, as of the Contract Date, shall be adjusted to give effect to all of the applicable terms and conditions of the Ground Lease and the Existing Loan Documents. The purpose of the foregoing adjustment, which Contributor and Acquiror agree is required by virtue of the Ground Lease and the Existing Loan Documents, is to ensure that the value of Contributor's interest in the Real Property is accurately reflected as of the Closing Date. Notwithstanding the foregoing, in no event shall the sum of the Contribution Consideration and the Purchase Price as of the Closing Date exceed the sum of the Contribution Consideration and the Purchase Price as of the Contract Date. Following the adjustment described in this Section 17.11 and the consummation of the transaction contemplated hereby, Acquiror shall have no obligation to Contributor for any sum due under, or in connection with, the Ground Lease or the Existing Loan Documents.

                  17.12. Such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

         For purposes of calculating prorations, Acquiror shall be deemed to be in title to the Real Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire Closing Date. All such prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date. Bills received after the Closing that relate to expenses incurred, services performed or other amounts allocable to the period prior to the Closing Date shall be paid, in cash, by Contributor, to the extent due and owing. Bills received by Contributor after the Closing Date that relate to expenses incurred, services performed or other amounts allocable to the period on or after the Closing Date, shall be paid, in cash, by the Acquiror, to the extent due and owing.

         18. CLOSING EXPENSES. Contributor will pay the entire cost of all release fees, prepayment fees and any other fees in connection with the payoff, release and satisfaction of the Assumed Indebtedness, one-half of any escrows hereunder, and all fees imposed by its accountants and attorneys in connection with this Agreement and the transaction contemplated hereunder. The provisions of this Section 18 shall survive the Closing without time limitation.

         19. DESTRUCTION, LOSS OR DIMINUTION OF REAL PROPERTY. If, prior to the Closing, all or any portion of the Real Property is damaged by fire or other natural casualty (collectively, "Damage"), or is taken or made subject to condemnation, eminent domain or other governmental acquisition proceedings (collectively, "Eminent Domain"), then the following procedures shall apply:

                  19.1. If the aggregate cost of repair or replacement in connection with any Damage at the Real Property or the value of the Eminent Domain (collectively, "repair and/or replacement") is $50,000 or less, in the mutual and reasonable opinions of Acquiror and Contributor, Acquiror shall close and take the Real Property in question as diminished by the Damage or Eminent Domain, as the case may be, subject to a reduction in the Contribution Consideration otherwise due at the Closing, in the full amount of the cost of repair and/or replacement. Any casualty insurance or condemnation proceeds shall be the sole property of Contributor.

                  19.2. If the aggregate cost of repair and/or replacement at the Real Property is greater than $50,000, in the mutual and reasonable opinions of Acquiror and Contributor, then Acquiror, in its sole and absolute discretion, may elect any of the following options: (i) Acquiror may terminate this Agreement by written notice to Contributor, and neither party shall have any further liability to the other under this Agreement, except as otherwise provided herein; or (ii) Acquiror may proceed to close on all of the Real Property, subject to (1) a reduction in the Contribution Consideration equal to $50,000 otherwise due at the Closing, and (2) an assignment of the proceeds of Contributor's casualty insurance proceeds for all Damage (or condemnation awards for any Eminent Domain) in excess of $50,000, together with payment to Acquiror by Contributor of any uninsured or deductible amount not covered by such proceeds. In such latter event, Contributor shall fully cooperate with Acquiror in the adjustment and settlement of the insurance claim or governmental acquisition proceeding and if, as of the Closing, the insurance proceeds (or condemnation award) assignable to Acquiror shall not have been collected from the insurer or Governmental Authority, then a cash credit in the amount thereof shall be given to Acquiror, to be repaid to Contributor out of and upon Acquiror's actual receipt of insurance proceeds (or condemnation award). The proceeds and benefits under any rent loss or business interruption policies attributable to the period following the Closing shall likewise be transferred and paid over (and, if applicable, likewise credited on an interim basis) to Acquiror.

                  19.3. In the event of a dispute between Contributor and Acquiror with respect to the cost of repair and/or replacement with respect to the matters set forth in this Section 19, an engineer designated by Contributor and an engineer designated by Acquiror shall select an independent engineer licensed to practice in the jurisdiction where the Real Property in question is located who shall resolve such dispute. All fees, costs and expenses of such third engineer so selected shall be shared equally by Acquiror and Contributor.

         20.      DEFAULT; INDEMNITY.
                  ------------------

                  20.1. Default by Contributor. If (i) any of Contributor's representations and warranties contained herein shall not be true and correct, in all material respects, on the Contract Date, (ii) Contributor fails to perform any of the covenants and agreements contained herein to be performed by Contributor within the time for performance as specified herein (including Contributor's obligation to close), or (iii) any of the Acquiror's Conditions Precedent shall not have been satisfied as of the Closing Date, then Acquiror may elect either to (x) terminate Acquiror's obligations under this Agreement by written notice to Contributor, in which event Acquiror shall retain all rights and remedies available to it, or (y) close and, except in the case of clause
(iii) above, file an action for either or both of specific performance and damages to compel Contributor to cure all or any of such default(s), in whole or in part, whereupon Acquiror shall be entitled to deduct from the Contribution Consideration, the cost of such action and cure, and all reasonable expenses incurred by Acquiror in connection therewith, including, but not limited to, reasonable attorneys' fees. Notwithstanding anything to the contrary herein and in addition to any other remedies of Acquiror, Acquiror shall be entitled to recover actual (but not consequential) damages suffered by Acquiror by reason of Contributor's defaults hereunder and/or any delay occasioned thereby, including Acquiror's Reasonable Costs.

                  20.2. Default by Acquiror. In the event Acquiror defaults in its obligations to acquire the Real Property, then Contributor's sole and exclusive remedy shall be to terminate this Agreement and retain the Deposit as liquidated damages. Contributor shall have no other remedy for any default by Acquiror. Acquiror and Contributor acknowledge that the damages to Contributor resulting from Acquiror's breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section 20.2 represents both parties' best efforts to approximate such potential damages.

                  20.3.    Indemnification.
                           ---------------

                           20.3.1. Acquiror, the REIT and the UPREIT.
Contributor and each LP Unit Recipient, jointly and severally, agree to and do hereby indemnify, defend and hold harmless Acquiror, the Acquiror Indemnified Parties from and against any and all Losses arising out of, by virtue of or related in any way to, a breach of any representation, warranty or covenant of Contributor set forth in this Agreement, whether discovered before or after the Closing.

                           20.3.2. Contributor and the LP Unit Recipients.
Acquiror agrees to and does hereby indemnify, defend and hold harmless Contributor and the LP Unit Recipients and each of their respective partners, officers, directors, shareholders, agents and employees, and each of their successors and assigns, from and against any and all Losses arising out of, by virtue of or related in any way to, a breach of any representation, warranty or covenant of Acquiror set forth in this Agreement, whether discovered before or after the Closing.

                           20.3.3. Limitations.

                                    20.3.3.1 ACQUIROR ACKNOWLEDGES THAT NEITHER
CONTRIBUTOR NOR ANY OF THE LP UNIT RECIPIENTS IS MAKING ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTERS CONCERNING THE REAL PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. ACQUIROR FURTHER ACKNOWLEDGES AND AGREES THAT, PROVIDED IT HAS THE OPPORTUNITY TO PERFORM THE INSPECTIONS CONTEMPLATED BY SECTION 8 OF THIS AGREEMENT, IT WILL HAVE BEEN GIVEN A FULL OPPORTUNITY TO EXAMINE THE REAL PROPERTY AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT (INCLUDING THE REPRESENTATIONS AND WARRANTIES AND THE INDEMNIFICATION PROVISIONS RELATING THERETO), IS RELYING UPON ITS OWN INDEPENDENT INVESTIGATION AND ANALYSIS OF THE REAL PROPERTY AS IT DEEMS NECESSARY OR APPROPRIATE.

                                    20.3.3.2 The indemnification obligations
hereunder shall be limited to claims made prior to the last date of survival of the applicable representation, warranty or covenant referred to in this Agreement (and the absence of any express survival period shall be construed to mean that such representation, warranty or covenant survives without limit).

                                    20.3.3.3 The amount of the indemnifying
party's liability under this Agreement shall be determined taking into account
(A) any applicable insurance proceeds actually received by the indemnified party, and (B) any other savings realized in connection with such liability that actually reduce the overall impact of the Losses upon the indemnified party.

                                    20.3.3.4 Notwithstanding anything in this
Agreement to the contrary, neither Contributor nor any LP Unit Recipient shall have any liability to any Acquiror Indemnified Party for any breach of a representation, warranty or covenant hereunder, or under any law applicable to the Real Property or the transaction contemplated hereby, unless the valid claims for all such breaches collectively aggregate more than $60,000, in which event the full amount of such valid claims shall be actionable, up to the cap set forth in the following sentence (except for any claim based on fraud by Contributor or any LP Unit Recipient in connection with this Agreement, which claim shall not be subject to the limitations of this Section 20.3.3.4). Further, any recovery against Contributor or any LP Unit Recipient for any breach of a representation, warranty or covenant hereunder, or under any law applicable to the Real Property or the transaction contemplated hereby, shall be limited to each Acquiror Indemnified Party's actual damages and to an amount which, when combined with any and all other recovery from Contributor and the LP Units Recipients, shall not exceed $300,000 in the aggregate (except for any recovery based on fraud by Contributor or any LP Unit Recipient in connection with this Agreement, which recovery shall not be subject to the limitations of this Section 20.3.3.4).

                                    20.3.3.5 Notwithstanding anything in this
Agreement to the contrary, Acquiror shall not have any liability to Contributor or any LP Unit Recipient for any breach of a representation, warranty or covenant hereunder, or under any law applicable to the Real Property or the transaction contemplated hereby, unless the valid claims for all such breaches collectively aggregate more than $60,000, in which event the full amount of such valid claims shall be actionable, up to the cap set forth in the following sentence (except for any claim based on fraud by Acquiror in connection with this Agreement, which claim shall not be subject to the limitations of this
Section 20.3.3.5). Further, any recovery against Acquiror for any breach of a representation, warranty or covenant hereunder, or under any law applicable to the Real Property or the transaction contemplated hereby, shall be limited to Contributor's and each LP Unit Recipient's actual damages and to an amount which, when combined with any and all other recovery from Acquiror, shall not exceed $300,000 in the aggregate (except for any recovery based on fraud by Acquiror in connection with this Agreement, which recovery shall not be subject to the limitations of this Section 20.3.3.5).

                                    20.3.3.6 Each indemnified party shall give
reasonably prompt notice to each indemnifying party of any action or proceeding commenced against the indemnified party in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party (i) shall not relieve it from any liability which it may have under any indemnity provided herein unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party hereunder other than its indemnification obligation. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists where it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to separate counsel at the indemnifying party's expense. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this Section 20.3.3.6, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties. In such event however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this Section, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

         21. SUCCESSORS AND ASSIGNS. The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective nominees, successors, beneficiaries and assigns; provided, however, no direct or indirect conveyance, assignment or transfer of any interest whatsoever of, in or to the Real Property or of this Agreement shall be made by Contributor during the term of this Agreement. Subject to the provisions of Section 2.1 hereof, Acquiror may assign all or any of its right, title and interest under this Agreement to the UPREIT, the REIT or to any corporate or partnership entity affiliated with, or related to, the UPREIT or the REIT ("Affiliate"). For purposes of this Agreement, an Affiliate shall, without limitation, include any entity having common ownership or management with Acquiror or the REIT, including, but not limited to, the UPREIT. No such assignee shall accrue any obligations or liabilities hereunder until the effective date of such assignment. In addition to its right of assignment, Acquiror shall also have the right, exercisable prior to the Closing, to designate any Affiliate, as the grantee or transferee of any or all of the conveyances, transfers and assignments to be made by Contributor at the Closing hereunder, independent of, or in addition to, any assignment of this Agreement. In the event of an assignment of this Agreement by Acquiror (but not in the event of the designation of any Affiliate), its assignee shall be deemed to be the Acquiror hereunder for all purposes hereof, and shall have all rights of Acquiror hereunder (including but not limited to, the right of further assignment), and the assignor shall be released from all liability hereunder. In the event that an Affiliate shall be designated as a transferee hereunder, that transferee shall have the benefit of all of the representations and rights which, by the terms of this Agreement, are incorporated in or related to the conveyance in question.

         22. LITIGATION. In the event of litigation between the parties with respect to the Real Property, this Agreement, the performance of their respective obligations hereunder or the effect of a termination under this Agreement, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, reasonable attorneys' fees of counsel selected by the prevailing party. The parties hereby further acknowledge and agree that in the event of litigation between them, as contemplated above, and the resolution of that litigation through compromise, settlement, or partial judgment, the court before which such litigation is initially brought shall have the right to allocate responsibility, between Contributor and Acquiror, for all costs and expenses (including, but not limited to, attorneys' reasonable fees) incurred by both Contributor and Acquiror in the pursuit of that litigation resolved through compromise, settlement or partial judgment. Notwithstanding any provision of this Agreement to the contrary, the obligations of the parties under this Section 22 shall survive termination of this Agreement and the Closing, if applicable.

         23. NOTICES. Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Contributor and Acquiror as follows:

                  Contributor:        M.O.R. XXIX Associates Limited Partnership
                                      c/o Manekin Corporation
                                      7165 Columbia Gateway Drive
                                      Columbia, MD 21046
                                      Attn.: Owen J. Rouse, Jr.
                                      Telephone:        (410) 290-1472
                                      Facsimile:        (410) 290-1498

                  With a copy to      Shapiro and Olander, P.A.
                  its attorneys:      Twentieth Floor
                                      Charles Center South
                                      36 South Charles Street
                                      Baltimore, MD  21201-3147
                                      Attention: Lonnie Ritzer, Esq.
                                      Telephone:        (410) 385-4221
                                      Facsimile:        (410) 539-7611

                  Acquiror:           COPT ACQUISITIONS, INC.
                                      401 City Avenue, Suite 615
                                      Bala Cynwyd, PA  19004-1126
                                      Attention: Clay W. Hamlin, III
                                      Telephone:        (610) 538-1800
                                      Facsimile:        (610) 538-1801

                  With a copy to
                  its attorneys:      MORGAN, LEWIS & BOCKIUS LLP
                                      2000 One Logan Square
                                      Philadelphia, PA  19103
                                      Attention: Eric L. Stern, Esquire
                                      Telephone: (215) 963-5178
                                      Facsimile: (215) 963-5299

         Notices shall be deemed properly delivered and received when and if either (i) personally delivered, including via facsimile; or (ii) on the first business day after deposit with a commercial overnight courier for delivery on the next business day. Any party may change its address for delivery of notices by properly notifying the others pursuant to this Section 23.

         24. BENEFIT. This Agreement is for the benefit only of the parties hereto and their nominees, successors, beneficiaries and assignees as permitted in Section 21 above and no other person or entity shall be entitled to rely hereon, receive any benefit herefrom or enforce against any party hereto any provision hereof.

         25. LIMITATION OF LIABILITY. All liabilities and obligations of Acquiror under this Agreement shall be those of Acquiror only. Subject to the consummation of the Assignment, Contributor shall not, under any circumstances, look to any person or entity other than Acquiror, including, but not limited to, any Affiliate of Acquiror, for performance or satisfaction of Acquiror's obligations and liabilities in connection with this Agreement. Without limiting the foregoing, none of the REIT or any Affiliate of Acquiror or their respective members, partners and shareholders shall incur any liability under any document or agreement required in connection with this Agreement, and Acquiror shall not be required (in connection with this Agreement) to execute any document or agreement. that does not expressly exculpate and release such parties and theirs respective successors, assigns, affiliates, officers, shareholders, partners, employees, agents and representatives from any liability or obligation arising out of, or in connection with, this Agreement. Except as otherwise specifically provided in this Agreement, none of the UPREIT, the REIT and Acquiror shall assume or discharge any debts, obligations, liabilities or commitments of Contributor or NELPP, whether accrued now or hereafter, fixed or contingent, known or unknown.

         26. BROKERAGE. Acquiror and Contributor each represents to the other that it has not dealt with any broker or agent in connection with this transaction other than the Manekin Corporation ("Broker"). Contributor shall pay Broker a commission pursuant to a separate agreement, if, as and when the Closing occurs, but not otherwise. Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys' fees) arising out of a breach of its representation or undertaking set forth in this Section 26. The provisions of this Section 26 shall survive Closing or the termination of this Agreement.

         27. REASONABLE EFFORTS. Contributor and Acquiror shall use their reasonable, diligent and good faith efforts, and shall cooperate with and assist each other in their efforts, to obtain any and all consents and approvals of third parties (including, but not limited to, governmental authorities) to the transaction contemplated hereby, and to otherwise perform as may be necessary or otherwise reasonably requested by the other party to effectuate the transfer of the Real Property to Acquiror in accordance with, and to otherwise carry out the purposes of, this Agreement.

         28.      INTENTIONALLY OMITTED.
                  ---------------------

         29.      INTENTIONALLY OMITTED.
                  ---------------------

         30.      MISCELLANEOUS.
                  -------------

                  30.1. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

                  30.2. Time of the Essence. Time is of the essence of this Agreement. If any, date herein set forth for the performance of any obligations by Contributor or Acquiror or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or federal holiday for which financial institutions or post offices are Generally closed in the Commonwealth of Pennsylvania for observance thereof.

                  30.3. Conditions Precedent. The obligations of the parties to consummate the transactions contemplated hereby are subject to the express conditions precedent set forth in this Agreement, each of which is for the sole benefit of the applicable party and may be waived at any time by written notice thereof from such party to the other. The waiver of any particular condition precedent shall not constitute the waiver of any other.

                  30.4. Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Contributor and Acquiror have contributed substantially and materially to the preparation of this Agreement. The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

                  30.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

                  30.6. Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

                  30.7. Expenses. Except and to the extent as otherwise expressly provided to the contrary herein, Acquiror and Contributor shall each bear its own respective costs and expenses relating to the transactions contemplated hereby, including, without limitation, fees and expenses of legal counsel or other representatives for the services used, hired or connected with the proposed transactions mentioned above.

                  30.8.    Intentionally Omitted.

                  30.9. Escrow Provisions. Title Company shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

                           30.9.1. Obligations. Title Company undertakes to
perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Title Company.

                           30.9.2. Reliance. Title Company may act in reliance
upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Title Company shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Title Company's duties under this Agreement shall be limited to those provided in this Agreement.

                           30.9.3. Disputes. If the parties (including Title
Company) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Title Company, or the application of the Deposit, Title Company shall hold the Deposit until the receipt of written instructions from both Acquiror and Contributor or a final order of a court of competent jurisdiction. In addition, in any such event, Title Company may, but shall not be required to, file an action in interpleader to resolve the disagreement. Title Company shall be indemnified for all costs and reasonable attorneys' fees in its capacity as Title Company in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

                           30.9.4. Counsel. Title Company may consult with
counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Title Company shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

                  30.10. Certain Securities Matters. No sale of LP Units is intended by the parties by virtue of their execution of this Agreement. Any sale of LP Units referred to in this Agreement will occur, if at all, upon the Closing.

                  30.11. Counterparts. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.

                  30.12. Calculation of Time Periods. Notwithstanding anything to the contrary contained in this Agreement, any period of time provided for in this Agreement that is intended to expire on or prior to the Closing Date, but that would extend beyond the Closing Date if permitted to run its full term, shall be deemed to expire upon the Closing.




                       [SIGNATURE PAGE FOLLOWS THIS PAGE]

                  IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement the day and year first above written

                                Contributor and LP Unit Recipient:

                                M.O.R. XXIX ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership

                                By:   RA & DM, Inc., its general partner

                                      By:   /s/ Richard M. Alter
                                          ---------------------------------
                                          Name: Richard M. Alter
                                          Its:  President


                                Acquiror:

                                COPT ACQUISITIONS, INC., a Delaware corporation


                                By:
                                     --------------------------------
                                      Clay W. Hamlin, III, President

                  IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement the day and year first above written

                                Contributor and LP Unit Recipient:

                                M.O.R. XXIX ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership

                                By:   RA & DM, Inc., its general partner

                                      By:
                                          -------------------------------
                                          Name:
                                          Its:


                                Acquiror:

                                COPT ACQUISITIONS, INC., a Delaware corporation


                                By:   /s/ Randall M. Griffin
                                     --------------------------------------
                                     Name:  Randall M. Griffin
                                     Title: President

                                  Exhibit "A"
                               Legal Description




     BEING known and designated as Parcel A, as shown on Plat entitled, "Columbia, Rivers Corporate Park, Section 1, Area 2, Parcel A, B, C, D and Lot 1, Sheets 3 and 4 of 6", and recorded among the Land Records of Howard County, Maryland, as Plat Nos. 6017 and 6018, which Parcel A is more particularly described as follows, according to a survey by KCI Technologies, Inc. dated September 23, 1998;

     BEGINNING for the same at a point on the northwesterly right of way of Riverwood Drive, 60 feet wide, said point being known as point number 1307, as shown on a plat entitled "Rivers Corporate Park, Section, Area 2, Parcels A, B, C, D, and Lot 1", sheet 3 of 6 and recorded among the Plat Records of Howard County as Plat Number 6017; thence binding on said right of way line and also running along the outline of Parcel A, as shown on said plat and also shown on a plat entitled "Rivers Corporate Park, Section 1, Area 2 Parcels A, B, C, D, and Lot 1", sheet 4 of 6 and recorded among the Plat Records of Howard County as Plat Number 6018.

     1.   South 47 degrees 54 minutes 07 seconds West 425.20 feet; thence
     2.   By a curve to the right, with a radius 25.00 feet an arc length of
          21.42 feet, said curve having a chord bearing South 72 degrees 26 minutes 51 seconds West 20.77 feet, thence
     3.   By a curve to the left, with a radius 59.00 feet and an arc length
          256.28 feet, said curve having a chord bearing South 27 degrees 26 minutes 44 seconds East 97.32 feet, thence leaving said right of way line and still running along the outline of said Parcel A as shown on Plat Number 6018
     4.   Due South 381.74 feet, thence
     5.   South 56 degrees 31 minutes 45 seconds East 315.00 feet, thence
     6.   South 26 degrees 57 minutes 27 seconds West 320.00 feet, thence
     7.   South 87 degrees 41 minutes 59 seconds West 280.09 feet, thence
     8.   North 56 degrees 31 minutes 45 seconds West 290.11 feet, thence
     9.   North 24 degrees 58 minutes 08 seconds East 289.01 feet, thence
     10.  North 42 degrees 08 minutes 15 seconds West 84.96 feet, thence
     11.  Due West 365.00 feet, thence
     12.  North 08 degrees 20 minutes 55 seconds West 482.11 feet, thence
     13.  North 30 degrees 51 minutes 28 seconds East 370.44 feet, thence
     14.  Due East 210.00 feet, thence
     15.  North 62 degrees 07 minutes 19 seconds East 156.12 feet, thence
     16.  North 76 degrees 16 minutes 58 seconds East 261.46 feet, thence
     17. South 55 degrees 47 minutes 01 seconds East 329.67 feet to the point of beginning.

     CONTAINING 20.3011 acres or land more of less.

                                    Exhibit B



                                Personal Property


                                      None

                               Investor Materials

1) The undersigned, the sole owner of the general partnership interest in M.O.R. XXIX Associates Limited Partnership, a Maryland limited partnership, hereby certifies that each and every one of its equity owners are accredited investors because each such owner has an individual net worth, or such owner and its spouse have a joint net worth, in excess of $1,000,000. The term "net worth" as used in the preceding sentence means the excess of total assets at fair market value, including home and personal property, over total liabilities.

                                    RA & DM, Inc., a Maryland Corporation

                                    By:   /s/ Richard M. Alter
                                        -----------------------------------
                                        Name: Richard M. Alter
                                        Its:  President

         Each of the undersigned hereby certifies that he together with the other are the sole equity owners of RA & DM, Inc., a Maryland corporation, and that he has an individual net worth, or he together with his spouse have a joint net worth, in excess of $1,000,000. The term "net worth" as used in the preceding sentence means the excess of total assets at fair market value, including home and personal property, over total liabilities.

                                          /s/ Richard M. Alter
                                    -----------------------------------
                                            Richard M. Alter

                                          /s/ Donald A. Manekin
                                    -----------------------------------
                                            Donald A. Manekin

2) The undersigned, the beneficial owner of all of the limited partnership interests in M.O.R. XXIX Associates Limited Partnership, a Maryland limited partnership, hereby certifies that it is a partnership, not formed for the specific purpose of acquiring limited partnership interests in M.O.R. XXIX Associates Limited Partnership, with total assets in excess of $5,000,000. The term "total assets" as used in the preceding sentence means the aggregate current fair market value of the undersigned's assets.

              M.R.U. Limited Partnership, a Maryland Limited Partnership

              By:     RA & DM, Inc., a Maryland corporation, its general partner

                      By:    /s/ Richard M. Alter
                          -------------------------------
                          Name: Richard M. Alter
                          Its:  President

                                    Exhibit D



                            Contributor's Deliveries


                  1. Copies of the Government Lease.

                  2. A rent roll (the "Rent Roll") indicating all Base Rent, escalations, "pass-throughs" (including, but not limited to, real estate taxes, utilities, insurance and/or operating expenses), Additional Rent, rent adjustments (including, but not limited to, Consumer Price Index, or other adjustments) construction allowances, abatements, concessions, lease commencement and expiration dates, renewal or expansion options, options to purchase, cancellation rights, security and/or other deposits in connection with the Government Lease.

                  3. Intentionally omitted.

                  4. Copies of all hazard, rent loss, liability and other insurance policies currently in force with respect to the Real Property and/or Contributor's business (the "Existing Insurance Policies").

                  5. Copies of audited financial statements and all income and expense statements, year-end financial and monthly and annual operating statements (collectively, the "Financial Statements") for the Real Property for calendar years 1995, 1996, 1997 and, to the extent available, 1998. Contributor shall deliver to Acquiror all Financial Statements prepared in the ordinary course of business promptly upon preparation thereof relating to periods prior to Closing, even if prepared after Closing.

                  6. Copies of all engineering and architectural plans and specifications, drawings, studies and surveys relating to the Real Property (collectively the "Plans"), in Contributor's possession or control, and copies of any reports or studies (including, but not limited to, inspection reports of governmental authorities or insurance carriers), in Contributor's possession or control, in respect of the physical condition or operation of the Real Property or recommended improvements thereto.

                  7. Copies of the bill or bills issued for the years 1995, 1996, 1997 and, if available, 1998, for all real estate taxes and personal property taxes and copies of any and all notices pertaining to real estate taxes or assessments applicable to the Real Property. Contributor shall promptly deliver to Acquiror copies of any such bills or notices received by Contributor after the Contract Date, even if received after Closing.

                  8. Copies of all brokerage commission, management, leasing, maintenance, repair, service, pest control and supply contracts (including, without limitation, janitorial, elevator, scavenger, laundry and landscaping agreements), equipment rental agreements and master antenna agreements (if applicable), and any other contracts or agreements relating to or affecting the Real Property (other than Major Repair Contracts, as defined herein) or which will be binding upon the Real Property or Acquiror subsequent to Closing, all as amended (the "Contracts").

                  9. Copies of all contracts for repairs or capital replacements to be performed at the Real Property, or covering, such work performed during the two (2) years immediately preceding the Contract Date for a contract price in excess of $10,000.00 ("Major Repair Contracts").

                  10. Copies of all certificates of occupancy, licenses, permits, authorizations and approvals required by law or by any governmental authority having Jurisdiction thereover in respect of the Real Property, or any portion thereof, occupancy thereof or any present use thereof (the "Governmental Approvals").

                  11. Copies of any operating budgets for the Real Property for the years 1996, 1997, and 1998.

                  12. Copies of the documents pursuant to which Contributor is organized and operates its business, together with proof of the authority of the signatory or signatories of this Agreement on behalf of Contributor to execute this Agreement.

                  13. Copies of all guarantees, warranties and other documents or instruments evidencing or relating to the Intangible Personal Property.

                  14. Copies of all unrecorded easements and licenses of Contributor for the benefit of the Real Property or portion thereof or of third parties burdening the Real Property or portion thereof.

                  15. Copies of all of the Existing Loan Documents (as defined in the body of this Agreement) and any correspondence or notices pertaining thereto.

                                    Exhibit E


                           SEC Reporting Requirements


         For the period of time commencing on the date of the Contribution Agreement and continuing through the second anniversary of the Closing Date, Contributor shall, from time to time, upon reasonable advance notice from the REIT, provide the REIT and its representatives, agents and employees with access to all financial and other information in its possession or with respect to which it has reasonable access pertaining to the period of Contributor's ownership and operation of the Real Property, which information is relevant and reasonably necessary, in the opinion of the REITs outside, third party accountants (the "Accountants"), to enable the REIT and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-14 of Regulation X-X of the Securities and Exchange Commission (the "Commission"); (b) any other rule issued by the Commission and applicable to REIT; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of the REIT; provided, however, that in any such event(s), the UPREIT shall reimburse Contributor for those third party, out-of-pocket costs and expenses that Contributor incur in order to comply with the foregoing requirements. Contributor acknowledges and agrees that the following is a representative description of the information and documentation that the REIT and the Accountants may require in order to comply with (a), (b) and (c) above. Contributor shall provide such information, and documentation on a per-Real Property basis, if available.

1. Rent rolls for the calendar month in which the closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

2. Contributor's written analysis of both (a) scheduled increases in base rent required under the Government Lease, and (b) rent concessions granted in the Government Lease, and the straight line effect of (a) and (b);

3.       Contributor's internally-prepared Financial Statements;

4.       Access to the Government Lease;

5. Contributor's budgeted annual and monthly income and expenses, compared to actual annual and monthly income and expenses;

6.       Most currently available real estate tax bills;

7. Access to Contributor's cash receipt journal(s) and bank statements for the Real Property;

8.       Contributor's general ledger with respect to the Real Property;

9. Contributor's schedule of expense reimbursements required under the Government Lease;

10. Schedule of those items of repairs and maintenance performed by, or at the direction of Contributor, during Contributor's final fiscal year in which Contributor owns and operates the Real Property (the "Final Fiscal Year");

11. Schedule of those capital improvements and fixed asset additions made by, or at the direction of, Contributor during the Final Fiscal Year;

12. Access to Contributor's invoices with respect to expenditures made during the Final Fiscal Year; and

13. Access (during normal and customary business hours) to responsible personnel to answer accounting questions.

                                    Exhibit F


                           Audit Representation Letter


         [Date]

         Dear  Sirs:

         We are writing at your request to confirm our understanding that your audit of the statement of operating income for the year ended December 31, 1997, was made for the purpose of expressing an opinion as to whether the statement of operating income presents fairly, in all material respects, the results of operations of [Name of Real Property] in conformity with generally accepted accounting principles. In connection with your audit we confirm, to the best of our knowledge and belief, the following representations made during your audit.

         1. All financial records, board minutes and data related to the property have been made available to you.

         2. There have been no:

                  a. Irregularities involving any member of management or employees who have significant roles in the system of internal accounting control structure.

                  b. Irregularities involving other employees that could have a material effect on the financial statements.

                  c. Communications from regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices that could have a material effect on the financial statements.

                  d. Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

         3. There are no:

                  a. Unasserted claims or assessments that are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5.

                  b. Material liabilities or gain or loss contingencies (including oral and written guarantees) that are required to be accrued or disclosed by Statement of Financial Accounting Standards No. 5.

                  c. Material transactions that have not been properly recorded in the accounting records underlying the financial statements.

                  d. Events that have occurred subsequent to December 31, 1997 in the financial statements that would require adjustment to, or disclosure in, the financial statements, except for the sale which you are aware of.


         4. Appropriate adjustment, when material, has been made for:

                  a.       Uncollectible amounts recorded under lease contracts.

                  b.       Rental income received in advance.

                  c.       Rent concessions, abatements, or rent holidays.

         5. The Company has complied with all aspects of contractual agreements that would have a material effect on the financial statements in the event of noncompliance.

         6. All significant related party transactions have been properly recorded or disclosed in the financial statements.

         7. In the opinion of the undersigned the _____________ and ______________ financial information provided to you contains all adjustments necessary for a fair presentation of operating income.

                                              By:



                                             [Contributor/Contributor's Manager]

                                    Exhibit H


                       HRD Declarant Estoppel Certificate


To: M.O.R. XXIX Associates Limited Partnership ("M.O.R."), ground tenant under that certain Amended and Restated Ground Lease dated May 2, 1985, by and between New England Life Pension Properties II ("NELPP"), as lessor and M.O.R., as lessee, as amended by that certain First Amendment to Ground Lease, dated December 24, 1986, and as further amended by that certain Second Amendment to Ground Lease, dated October 15, 1997.

         The undersigned hereby certifies to and for the benefit of M.O.R., the tenant occupying that certain lot or parcel of ground situate in the Sixth Election District of Howard County, in the State of Maryland, and better described in the Deed attached hereto as Exhibit "1", as follows:

1. The undersigned is the Grantor under the Deed attached hereto as Exhibit "1".

2. As of the date hereof, neither NELPP nor any occupant of the aforementioned property is in any way in breach or violation of any of the covenants and/or restrictions contained in Exhibit "A" of the aforementioned Deed including, but not limited to, the specific property use restrictions contained therein, and the covenant requiring NELPP to have installed, and to operate and maintain upon NELPP's property, the supplemental street lighting required therein, such lighting having been also subject to approval by the Architectural Review Committee.

3. The undersigned is also party to that certain Rivers Corporate Park Declaration of Covenants, Conditions and Restrictions dated December 18, 1981 ("Declaration"), and recorded among the Land Records of Howard County in Liber 1083, folio 392, a copy of which is attached hereto as Exhibit "2".

4. As of the date hereof, neither NELPP nor any occupant of the aforementioned property is in any way in breach or violation of any of the covenants, conditions, restrictions and required approvals contained in the Declaration, including, but not limited to:

         a. The specific property use restrictions contained in Exhibit "B" of the Declaration;

         b.       The fifty-foot building height restriction contained in
                  Section 4.3;

         c. The above-surface restrictions for pipes, cables and lines and the approval requirement regarding auxiliary machinery, equipment or facilities contained in Section 4.4;

         d.       The parking restrictions contained in Section 4.5;

         e. The loading and outside storage restrictions and approval requirements contained in Section 4.6;

         f.       The approval requirements regarding signage contained in
                  Section 4.7;

         g.       The ground vibration restriction contained in Section 4.8;

         h. The landscaping covenants and approval requirements contained in Section 4.15;

         i.       The plan and specification approval requirements contained in
                  Section 5.4 and the general construction requirements contained in Article V;

         j. The temporary structure restrictions and approval requirements contained in Section 5.12;

         k.       The front, back and rear setback restrictions contained in
                  Section 6.1; and

         l. The resubdivision restrictions and approval requirements contained in Section 12.2.

5. As of the date hereof, neither NELPP nor any occupant of the aforementioned property owes any fees for the cost of any abatement or removal of violations or breaches of any of the restrictions contained in the Declaration (as such are permitted under Article X of the Declaration), and no liens have been placed upon the aforementioned property as also permitted under Article X of the Declaration.

6. The statements contained herein may be relied upon by M.O.R. and NELPP and any of their respective affiliates, subsidiaries, successors and/or assigns.

7. The undersigned signatory signing this Certificate on behalf of HRD has all requisite authority to do so.

DATED:  ___________________, 1998

                                            HRD:

                                            By:  _______________________________
                                                 Print Name:
                                                 Print Title:

                       CPRA Declarant Estoppel Certificate


To: M.O.R. XXIX Associates Limited Partnership ("M.O.R."), ground tenant under that certain Amended and Restated Ground Lease dated May 2, 1985, by and between New England Life Pension Properties II ("NELPP"), as lessor and M.O.R., as lessee, as amended by that certain First Amendment to Ground Lease, dated December 24, 1986, and as further amended by that certain Second Amendment to Ground Lease, dated October 15, 1997.

         The undersigned hereby certifies to and for the benefit of M.O.R., the tenant occupying that certain lot or parcel of ground situate in the Sixth Election District of Howard County, in the State of Maryland, a description of which is attached hereto as Exhibit "A", as follows:

1. The undersigned is the Grantor under a Deed, Agreement and Declaration of Covenants, Easements, Charges and Liens dated December 13, 1966 ("Deed"), and recorded among the Land Records of Howard County in Liber 463, folio 158, between The Columbia Parks and Recreation Association, Inc. ("CPRA") as Grantor and C. Aileen Ames as Grantee and HRD, a copy of which is attached hereto as Exhibit "B".

2. As of the date hereof, NELPP or the occupant of the aforementioned property have paid all Annual Charges (as that term is used in the Deed) applicable to NELPP's property, and any applicable interest or costs owed thereon, that have been assessed against the Assessable Property (as that term is used in the Deed and applies to NELPP's property) and CPRA is not currently attempting to enforce any liens, nor is it preparing to file such, against NELPP's property.

3. The request for CPRA's completion of this Certificate is made pursuant to Section 2.06 of the Deed, wherein CPRA has agreed to furnish a written certificate within a reasonable period of time.

4. The statements contained herein may be relied upon by M.O.R. and NELPP and any of their respective affiliates, subsidiaries, successors and/or assigns.

5. The undersigned signatory signing this Certificate on behalf of CPRA has all requisite authority to do so.

DATED:  ___________________, 1998

                                            CPRA:

                                            By:  _______________________________
                                                 Print Name:
                                                 Print Title:

                                 Schedule 4.1.2



                        LP Units Distribution At Closing


                                    Ownership Percentage
LP Unit Recipient                   in the Real Property                        Number of LP Units
-----------------                   --------------------                        ------------------

Contributor                                 100%                                All LP Units Issued At The
                                                                                Closing

                                  Schedule 5.2



                             Real Property Contacts


                                 Richard M Alter

                                  Schedule 10.4



                                Service Contract


                                See attached list

                                 Schedule 10.15



                               Real Estate Matters


                                      None

                                 Schedule 10.17



                               Lease Controversies


                                      None

                                 Schedule 10.19


                              Assumed Indebtedness

Existing Loan Documents - NELPP First Mortgage
----------------------------------------------

         A.Purchase Money Deed of Trust and Security Agreement dated December 28, 1984 by and between New England Life Pension Properties II; A Real Estate Limited Partnership ("NELPP") and Bruce T. Hughes and Ronald D. Mettam (the "Original Trustees") for the benefit of Mercantile-Safe Deposit and Trust Company ("Mercantile") recorded in Liber 1314 at 166.

         B.Parcel A Deed of Trust Note in the original principal amount of $2,750,000.00 dated December 28, 1984 made by M.O.R. XXIX Associates Limited Partnership ("M.O.R. XXIX") for the benefit of Mercantile.

         C.First Modification to Deed of Trust recorded in Liber 1354 at folio 488.

         D.Modification to the Note.

         E.Deed of Appointment of Substitute Trustee recorded in Liber 1354 at folio 491.

         F.Second Modification to Deed of Trust recorded in Liber 1354 at folio 493.

Existing Loan Documents - NELPP Second Mortgage
-----------------------------------------------

1. Second Deed of Trust and Security Agreement dated May 1, 1986 and recorded in Liber 1473 at page 292.

2. Note dated May 1, 1986 made by M.O.R. XXIX for the benefit of NELPP.

Description of Defaults if any
------------------------------

None

Outstanding Principal Amount as of October 30, 1998
---------------------------------------------------

First Note balance                  $8,814,621.00
Second Note balance                 $1,000,000.00

                                 Schedule 11.1.2



                               Ownership Interests


Beneficial Owner of Partnership Interest             Type of Interest                   Ownership Interest
----------------------------------------             ----------------                   ------------------

RA & DM, Inc.                                        General Partner                             1%

M.R.U. Limited Partnership                           Limited Partner                             99%

                                 Schedule 13.2.6



                                      Tanks


                                      None

                                 Schedule 15.1.8



                              Broker's Commissions


Year                       Broker                                               Annual Payment
----                       ------                                               --------------

1998                       WC Pinkard Parker/Frames                             $38,304
                           Hearn & Co.                                          $13,032

1999                       WC Pinkard Parker/Frames                             $32,720
                           Hearn & Co.                                          $13,032

2000                       Hearn & Co.                                          $13,032

2001                       Hearn & Co.                                          $13,032

2002                       Hearn & Co.                                          $13,032